FILED PURSUANT TO
RULE 424(b)(5)
Registration No. 333-115696
Prospectus Supplement
(To Prospectus dated June 9, 2004)

$750,000,000
Medium-Term Notes

Due Nine Months or More from Date of Issue

The final terms of each note will be specified in a pricing supplement. The following terms may apply to the notes.

• Ranking as senior indebtedness under the company’s senior indenture

• Mature nine months or more from the date of issue

• May be subject to redemption at our option or repurchase at the option of the holder

•	Fixed or floating interest rate. The floating interest rate formula may be based on:

—CD rate

—CMT rate
—Commercial paper rate
—Eleventh district cost of funds rate
—Federal funds rate
—LIBOR
—Prime rate
—Treasury rate
—Another rate or formula set forth in a pricing supplement

• Fixed rate notes may bear no interest when issued at a discount from the principal amount due at maturity

• Certificated or book-entry form

• Payments in U.S. dollars or one or more foreign currencies

•	Interest paid on fixed rate notes and floating rate notes will be paid on the dates specified in the pricing supplement

•	Minimum denominations of $1,000 and integral multiples of $1,000, or other specified denominations for foreign currencies

The final terms of each note will be specified in a pricing supplement which may be different from the terms described in this prospectus supplement.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-1 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

	Price to	Agents’
	Public(1)	Commission(2)	Proceeds to Us(1)(2)

Per note	100%	.125% - .750%	99.875% - 99.250%

Total(3)	$750,000,000	$937,500 - $5,625,000	$749,062,500 - $744,375,000

(1) Unless otherwise specified in the applicable pricing supplement, the notes will be issued at 100% of their principal amount.

(2) The agents, individually or in a syndicate, may purchase notes, as principal, from us for resale to investors and other purchasers at varying prices relating to the prevailing market prices at the time of resale as determined by the applicable agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. If agreed to by us and an agent, such agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from 0.125% to 0.750% of the principal amount of a note, depending upon its stated maturity, sold through an agent as our agent, unless otherwise agreed. Commissions with respect to notes with stated maturities in excess of 30 years that are sold to or through an agent will be negotiated between us and such agent at the time of such sale.

(3) Or the equivalent thereof in one or more foreign currencies.

We may sell notes to the agents referred to below as principal for resale at varying or fixed offering prices or through the agents as agent using their reasonable efforts on our behalf. We may also sell notes without the assistance of any agent.

If we sell other securities referred to in the accompanying prospectus, we may be limited in offering and selling the entire amount of notes referred to in this prospectus supplement.

JPMorgan

                                 Banc of America Securities LLC
                                                                     Citigroup Global Markets
                                                                                                         Goldman, Sachs & Co.
                                                                                                                                             KeyBanc Capital Markets
Wachovia Capital Markets, LLC
June 17, 2004

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither we nor any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the agents are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus supplement to “United Dominion,” “we,” “us,” “our” or “the company” are to United Dominion Realty Trust, Inc.

Prospectus Supplement

Prospectus

i

FORWARD-LOOKING STATEMENTS

This document, including the documents incorporated by reference in this document, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy and rental expense growth. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Except to fulfill our obligations under the federal securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made.

Examples of factors that can affect our expectations, beliefs, plans, goals, objectives and future financial or other performance include, but are not limited to, the following:

• unanticipated adverse business developments affecting us or our properties,

• adverse changes in the real estate markets,

• our declaration or payment of distributions,

• our potential developments or acquisitions or dispositions of properties, assets or other public or private companies,

• our policies regarding investments, indebtedness, acquisitions, dispositions, financings, conflicts of interest and other matters,

• our qualification as a REIT under the Internal Revenue Code of 1986,

• the real estate markets in which we operate and in general,

• the availability of debt and equity financing,

• interest rates,

• general and local economic business conditions, and

• trends affecting our financial condition or results of operations.

All of the above factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each such factor on our business.

Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included in this document or in the documents incorporated by reference may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

ii

RISK FACTORS

Investing in the notes involves risks. Before investing in the notes, you should carefully consider, among other matters, the risk factors below and information set forth under the heading “Factors Affecting Our Business and Prospects” in the “Business” section of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by filings under the Exchange Act.

Notes Indexed to Interest Rate, Currency or Other Indices or Formulas May Have Risks Not Associated with a Conventional Debt Security

If you invest in notes indexed to one or more interest rate, currency or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the particular indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Redemption May Adversely Affect Your Return on the Notes

If your notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. In addition, if your notes are subject to mandatory redemption, we may be required to redeem your notes also at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your notes being redeemed.

There May Not Be A Trading Market for Your Notes; Many Factors Affect the Trading and Market Value of Your Notes

Upon issuance, your notes will not have an established trading market. A trading market for your notes may not develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

• the complexity and volatility of the index or formula applicable to your notes,

• the method of calculating the principal, premium and interest in respect of your notes,

• the time remaining to the maturity of your notes,

• the outstanding amount of notes related to your notes,

• any redemption features of your notes,

• the amount of other debt securities linked to the index or formula applicable to your notes, and

• the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed.

Foreign Currency Notes are Subject to Exchange Rate and Exchange Control Risks

If you invest in notes that are denominated and/or payable in a currency other than U.S. dollars, referred to in this prospectus supplement as “foreign currency notes”, you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars, including the possibility of material changes in the exchange rate between U.S. dollars and the applicable foreign currency and the imposition or modification of exchange controls by the applicable governments. We have no control over the factors that generally affect these risks, including economic, financial and political events and the supply and demand for the applicable currencies. Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease in the U.S. dollar equivalent yield of your foreign currency notes, in the U.S. dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption of your foreign currency notes and, generally, in the U.S. dollar equivalent market value of your foreign currency notes.

Governmental exchange controls could affect exchange rates and the availability of the payment currency for your notes on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date for circumstances beyond our control. In these cases, we will be allowed to satisfy our obligations in respect of your foreign currency notes in U.S. dollars.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, your notes.

DESCRIPTION OF NOTES

The following description of the terms of the Medium-Term Notes Due Nine Months or More from Date of Issue, referred to in this prospectus supplement as the “notes,” supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of debt securities contained in the accompanying prospectus. The pricing supplement for each offering of notes will contain the specific information and terms for that offering. The pricing supplement may also add, update or change information contained in the accompanying prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and any pricing supplement in making your investment decision.

General

We will issue the notes as a series of Debt Securities under an Indenture, dated as of November 1, 1995, as amended or modified from time to time, with Wachovia Bank, National Association (formerly First Union National Bank of Virginia), as trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939. The following summary of certain provisions of the notes and the indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the indenture. Capitalized terms used but not defined in this prospectus supplement shall have the meanings given to them in the accompanying prospectus, the notes or the indenture, as the case may be. The term “Debt Securities,” as used in this prospectus supplement, refers to all debt securities issued and issuable from time to time under the indenture, including the notes offered by this prospectus supplement. The following description of notes will apply to each note offered hereby unless otherwise specified in the applicable pricing supplement.

All of our Debt Securities that we have issued or will issue under the indenture, including the notes offered hereby, will be unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness outstanding from time to time. The indenture does not limit the aggregate principal amount of Debt Securities that we may issue thereunder. Accordingly, we may issue Debt Securities from time to time in one or more series up to the aggregate initial offering price authorized by us for the particular series. We may, from time to time, without the consent of the registered holders of the notes offered hereby, issue medium-term notes that are part of the same series as the notes or other Debt Securities under the indenture in addition to the $750,000,000 aggregate initial offering price of notes offered hereby.

The notes are currently limited to up to $750,000,000 aggregate initial offering price, or the equivalent thereof in one or more foreign currencies. However, the $750,000,000 aggregate initial offering price of notes offered hereby may be increased at a later time or reduced by our sale of other securities referred to in the accompanying prospectus. Notes that bear interest will either be Fixed Rate Notes or Floating Rate Notes, as specified in the applicable pricing supplement. We may also issue discount notes, indexed notes and amortizing notes, as specified in the applicable pricing supplement.

Each note will mature on any day nine months or more from its date of issue, referred to herein as the “stated maturity date,” as specified in the applicable pricing supplement, unless the principal thereof (or, any installment of principal thereof) becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at our option, notice of the registered holder’s option to elect repayment or otherwise (the stated maturity date or any date prior to the stated maturity date on which the particular note becomes due and payable, as the case may be, is referred to as the “maturity date” with respect to the principal of the particular note repayable on that date).

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, United States dollars. The notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof may be made in, one or more foreign currencies. See “Special Provisions Relating to Foreign Currency Notes— Payment of Principal, Premium, if any, and Interest, if any.” The currency in which a note is denominated (or, if that currency is no longer legal tender for the payment of public and private debts in the country issuing that currency or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) is referred to as the “Specified Currency” with respect to the particular note. References to “United States dollars”, “U.S. dollars” or “$” are to the lawful currency of the United States of America.

You will be required to pay for your notes in the Specified Currency. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. The agent from or through which a foreign currency note is purchased may be prepared to arrange for the conversion of United States dollars into the Specified Currency to enable you to pay for your foreign currency note, provided that you make a request to that agent on or prior to the fifth business day (as defined below) preceding the date of delivery of the particular foreign currency note, or by any other day determined by that agent. Each conversion will be made by an agent on the terms and subject to the conditions, limitations and charges as that agent may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note. For more information see “Special Provisions Relating to Foreign Currency Notes” below.

Interest rates that we offer on the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note we have previously issued or as to which we have accepted an offer to purchase.

We will issue each note as a book-entry note represented by one or more fully registered global securities or as a fully registered certificated note. The minimum denominations of each note other than a foreign currency note will be $1,000 and integral multiples of $1,000, while the minimum denominations of each foreign currency note will be specified in the applicable pricing supplement.

We will make payments of principal of, and premium, if any, and interest, if any, on, book-entry notes through the trustee to the Depositary (as defined below). In the case of certificated notes, we will make payments of principal of, and premium, if any, on, the maturity date in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below) at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee located at 40 Broad Street, 5th Floor, New York, New York 10004. We will make payments of interest, if any, on the maturity date of a certificated note to the person to whom payment of the principal thereof and premium, if any, thereon shall be made.

We will make payments of interest, if any, on a certificated note on any Interest Payment Date (as defined below) other than the maturity date by check mailed to the address of the registered holder entitled thereto appearing in the security register. Notwithstanding the foregoing, we will make payments of interest, if any, on any Interest Payment Date other than the maturity date to each registered holder of $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the particular Specified Currency) or more in aggregate principal amount of certificated notes (whether having identical or different terms and provisions) by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the trustee not less than 15 days prior to the particular Interest Payment Date. Any wire transfer instructions received by the trustee shall remain in effect until revoked by the applicable registered holder. For special payment terms applicable to foreign currency notes, see “Special Provisions Relating to Foreign Currency Notes— Payment of Principal, Premium, if any, and Interest, if any.”

The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is Euro, the day must also be a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, the day must also be a London Banking Day (as defined below). “London Banking Day” means a day on which commercial banks are open for business (including dealings in the LIBOR Currency (as defined below)) in London.

“Principal Financial Center” means, as applicable:

• the capital city of the country issuing the Specified Currency; or

• the capital city of the country to which the LIBOR Currency relates;

provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, South African rands and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.

Book-entry notes may be transferred or exchanged only through the Depositary. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, currently the corporate trust office of the trustee located at 40 Broad Street, 5th Floor, New York, New York 10004. No service charge will be imposed for any such registration of transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than certain exchanges not involving any transfer).

The defeasance and covenant defeasance provisions contained in the indenture shall apply to the notes.

Redemption at Our Option; No Sinking Fund

If an initial redemption date is specified in the applicable pricing supplement, we may redeem the particular notes prior to their stated maturity date at our option on any date on or after that initial redemption date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the date of redemption. We must give written notice to registered holders of the particular notes to be redeemed at our option not more than 60 nor less than 30 calendar days prior to the date of redemption. “Redemption Price”, with respect to a note, means an amount equal to the Initial Redemption Percentage specified in the applicable pricing supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The Initial Redemption Percentage, if any, applicable to a note shall decline at each anniversary of the initial redemption date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount thereof to be redeemed. For a discussion of the redemption of discount notes, see “—Discount Notes.”

The notes will not be subject to, or entitled to the benefit of, any sinking fund.

Repayment at the Option of the Holder

If one or more optional repayment dates are specified in the applicable pricing supplement, registered holders of the particular Notes may require us to repay those Notes prior to their stated maturity date on any optional repayment date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at a repayment price equal to 100% of the unpaid principal amount thereof to be repaid, together with unpaid interest accrued thereon to the date of repayment. A registered holder’s exercise of the repayment option will be irrevocable. For a discussion of the repayment of discount notes, see “—Discount Notes.”

For any note to be repaid, the trustee must receive, at its corporate trust office in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the date of repayment, the particular notes to be repaid and:

• in the case of a certificated note, the form entitled “Option to Elect Repayment” duly completed, or

• in the case of a book-entry note, repayment instructions from the applicable Beneficial Owner (as defined below) to the Depositary and forwarded by the Depositary.

Only the Depositary may exercise the repayment option in respect of global securities representing book-entry notes. Accordingly, Beneficial Owners of global securities that desire to have all or any portion of the book-entry notes represented thereby repaid must instruct the Participant (as defined below) through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by forwarding the repayment instructions to the trustee as aforesaid. To ensure that these instructions are received by the trustee on a particular day, the applicable Beneficial Owner must so instruct the Participant through which it owns its interest before that Participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult their Participants for the respective deadlines. All instructions given to Participants from Beneficial Owners of global securities relating to the option to elect repayment shall be irrevocable. In addition, at the time repayment instructions are given, each Beneficial Owner shall cause the Participant through which it owns its interest to transfer the Beneficial Owner’s interest in the global security representing the related book-entry notes, on the Depositary’s records, to the trustee.

If applicable, we will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders thereof.

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Interest

Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of a fixed rate note, or pursuant to the interest rate formula, in the case of a floating rate note, in each case as specified in the applicable pricing supplement, until the principal thereof is paid. We will make interest payments in respect of fixed rate notes and floating rate notes in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for, or from and including the date of issue, if no interest has been paid or duly provided for, to but excluding the applicable Interest Payment Date or the maturity date, as the case may be (each, an “Interest Period”).

Interest on fixed rate notes and floating rate notes will be payable in arrears on each Interest Payment Date and on the maturity date. The first payment of interest on any note originally issued between a Record Date (as defined below) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the registered holder of such date on the next succeeding Record Date. The “Record Date” shall be the fifteenth calendar day, whether or not a business day, immediately preceding the related Interest Payment Date.

     Fixed Rate Notes

Interest on fixed rate notes will be payable semiannually in arrears on June 15 and December 15 of each year or on any other date(s) specified in the applicable pricing supplement (each, an “Interest Payment Date” with respect to fixed rate notes) and on the maturity date. Each payment of interest on an Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any Interest Payment Date or the maturity date of a fixed rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day with the same force and effect as if made on the date such payment was due, and no additional interest will accrue on such payment from and after such Interest Payment Date or the maturity date, as the case may be.

     Floating Rate Notes

Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include:

• the CD Rate,

• the CMT Rate,

• the Commercial Paper Rate,

• the Eleventh District Cost of Funds Rate,

• the Federal Funds Rate,

• LIBOR,

• the Prime Rate,

• the Treasury Rate, or

• any other Interest Rate Basis or interest rate formula as may be specified in the applicable pricing supplement.

The applicable pricing supplement will specify certain terms of the floating rate notes being offered thereby, as described below, including:

•	whether the Floating Rate Note is:

                      • a “Regular Floating Rate Note,”

                      • a “Floating Rate/ Fixed Rate Note” or

                      • an “Inverse Floating Rate Note,”

• the fixed rate commencement date, if applicable,

• Fixed Interest Rate, if applicable,

• Interest Rate Basis or Bases,

• Initial Interest Rate, if any,

• Interest Reset Dates,

• Interest Payment Dates,

• Index Maturity,

• Maximum Interest Rate and/or Minimum Interest Rate, if any,

• Spread and/or Spread Multiplier, if any, or

• if one or more of the applicable Interest Rate Bases is LIBOR or the CMT Rate, the LIBOR Currency and LIBOR Page or the applicable CMT Telerate Page.

The interest rate derived from the applicable Interest Rate Basis will be determined in accordance with the applicable provisions below. The interest rate in effect on each day will be:

• if that day is an Interest Reset Date (as defined below), the rate determined as of the Interest Determination Date (as defined below) immediately preceding that Interest Reset Date, or

• if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date;

provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

The “Spread” is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to a floating rate note. The “Spread Multiplier” is the percentage of the related Interest Rate Basis or Bases applicable to a floating rate note by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate of such floating rate note. The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

Regular Floating Rate Notes. Unless a floating rate note is designated as a “floating rate/fixed rate note”, or an “inverse floating rate note”, or as having an Addendum attached or having Other/ Additional Provisions apply, in each case relating to a different interest rate formula, the particular floating rate note will be designated as a “regular floating rate note” and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

• plus or minus the applicable Spread, if any, and/or

• multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on a regular floating rate note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the initial interest rate (the “Initial Interest Rate”).

Floating Rate/ Fixed Rate Notes. If a floating rate note is designated as a “floating rate/fixed rate note”, the particular floating rate note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

• plus or minus the applicable Spread, if any, and/or

• multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on a floating rate/fixed rate note is payable will be reset as of each Interest Reset Date; provided, however, that:

• the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, and

• the interest rate in effect for the period commencing on the fixed rate commencement date to the maturity date will be the Fixed Interest Rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement Date.

Inverse Floating Rate Notes. If a floating rate note is designated as an “inverse floating rate note,” the particular floating rate note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

• plus or minus the applicable Spread, if any, and/or

• multiplied by the applicable Spread Multiplier, if any;

provided, however, that the interest rate on an inverse floating rate note will not be less than zero. Commencing on the first Interest Reset Date, the rate at which interest on an inverse floating rate note is payable will be reset as of each Interest Reset Date; and provided, further, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

Interest Reset Dates. The applicable pricing supplement will specify the dates on which the rate of interest on a floating rate note will be reset (each, an “Interest Reset Date”), and the period between Interest Reset Dates will be the “Interest Reset Period”. The Interest Reset Dates will be, in the case of floating rate notes which reset:

• daily— each business day,

• weekly— the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below under “— Interest Determination Dates,”

• monthly— the third Wednesday of each month, with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month,

• quarterly— the third Wednesday of March, June, September and December of each year,

• semiannually— the third Wednesday of the two months specified in the applicable pricing supplement, and

• annually— the third Wednesday of the month specified in the applicable pricing supplement,

provided however, that, with respect to floating rate/fixed rate notes, the rate of interest thereon will not reset after the particular fixed rate commencement date.

If any Interest Reset Date for any floating rate note would otherwise be a day that is not a business day, the particular Interest Reset Date will be postponed to the next succeeding business day, except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis and that business day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding business day. In addition, in the case of a floating rate note as to which the Treasury Rate is an applicable Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, the particular Interest Reset Date will be postponed to the next succeeding business day.

Interest Determination Dates. The interest rate applicable to an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular “Interest Determination Date”, which will be:

• with respect to the Federal Funds Rate and the Prime Rate— the business day immediately preceding the related Interest Reset Date,

• with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate— the second business day preceding the applicable Interest Reset Date,

• with respect to the Eleventh District Cost of Funds Rate— the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below),

• with respect to LIBOR— the second London Banking Day preceding the applicable Interest Reset Date unless the LIBOR currency is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date, and

• with respect to the Treasury Rate— the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date will be the preceding Friday.

The Interest Determination Date pertaining to a floating rate note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest business day which is at least two business days before the related Interest Reset Date for the applicable floating rate note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

Calculation Dates. Wachovia Bank will be the “Calculation Agent.” The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be determined on the particular Interest Determination Date. Upon request of the registered holder of a floating rate note, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the particular floating rate note. The “Calculation Date,” if applicable, pertaining to any Interest Determination Date will be the earlier of:

• the tenth calendar day after the particular Interest Determination Date or, if such day is not a business day, the next succeeding business day, or

• the business day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.

Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

• a maximum numerical limitation, or ceiling, on the per annum rate of interest in effect with respect to such note that may accrue during any Interest Reset Period (a “Maximum Interest Rate”), and

• a minimum numerical limitation, or floor, on the per annum rate of interest in effect with respect to such note that may accrue during any Interest Reset Period (a “Minimum Interest Rate”).

In addition to any Maximum Interest Rate that may apply to a floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Interest Payments. The applicable pricing supplement will specify the dates on which interest on floating rate notes is payable (each, an “Interest Payment Date” with respect to Floating Rate Notes). The Interest Payment Dates will be, in the case of floating rate notes which reset:

• daily, weekly or monthly— the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement,

• quarterly— the third Wednesday of March, June, September and December of each year,

• semiannually— the third Wednesday of the two months of each year specified in the applicable pricing supplement, and

• annually— the third Wednesday of the month of each year specified in the applicable pricing supplement.

In addition, the maturity date will also be an Interest Payment Date.

If any Interest Payment Date other than the maturity date for any floating rate note would otherwise be a day that is not a business day, such Interest Payment Date will be postponed to the next succeeding business day, except that in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis and that business day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and interest on the next succeeding business day with the same force and effect as if made on the date that payment was due, and no additional interest will accrue on the payment for the period from and after the maturity date to the payment on that next succeeding business day.

All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or ..0987655). All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Period and will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate notes as to which the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of floating rate notes as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for floating rate notes as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable pricing supplement applied.

The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

CD Rate. Unless otherwise specified in the applicable pricing supplement, “CD Rate” means:

(1) the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the heading “CDs (secondary market)”, or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity specified in the pricing supplement in an amount that is representative for a single transaction in that market at that time, or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the worldwide web site of the Board of Governors of the Federal Reserve System at http:/www.federalreserve.gov/releases/h15/update, or any successor site or publication.

CMT Rate. Unless otherwise specified in the applicable pricing supplement, “CMT Rate” means:

(1) if CMT Telerate Page 7051 is specified in the applicable pricing supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Moneyline Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) (“Telerate Page 7051”) or, if not so displayed, on the Bloomberg service (or any successor service) on Page NDX 7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX 7”), for the particular Interest Determination Date, or

(b) if the rate referred to in clause (a) does not so appear on Telerate Page 7051 or Bloomberg Page NDX 7, as the case may be, on the related Calculation Date, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest

Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”, or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

(d) if the rate referred to in clause (c) is not so published on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a “Reference Dealer”), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

(2) if CMT Telerate Page 7052 is specified in the applicable pricing supplement:

(a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Moneyline Telerate, Inc. (or any successor service) on page 7052 (or any other page as may replace the specified page on that service) (“Telerate Page 7052”) or, if not so displayed, on the Bloomberg service (or any successor service) on Bloomberg Page NDX 7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

(b) if the rate referred to in clause (a) does not so appear on Telerate Page 7052 or Bloomberg Page NDX 7, as the case may be, on the related Calculation Date, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities,” or

(c) if the rate referred to in clause (b) does not so appear in H.15(519) on the related Calculation Date, the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

(d) if the rate referred to in clause (c) is not so published on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate. Unless otherwise specified in the applicable pricing supplement, “Commercial Paper Rate” means:

(1) the Money Market Yield, (as defined below), on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper-Nonfinancial”, or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization, or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	360 × D 360 - (D × M)	× 100

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Eleventh District Cost of Funds Rate. Unless otherwise specified in the applicable pricing supplement, “Eleventh District Cost of Funds Rate” means:

(1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption “11th District” on the display on Moneyline Telerate, Inc. (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) (“Telerate Page 7058”) or, if not so displayed, on the Bloomberg service (or any successor service) on page ALLX COF (or any other page as may replace the specified page on that service) (“Bloomberg Page ALLX COF”) as of 11:00 A.M., San Francisco time, on that Interest Determination Date, or

(2) if the rate referred to in clause (1) does not so appear on Telerate Page 7058 or Bloomberg Page ALLX COF, as the case may be, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date, or

(3) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

Federal Funds Rate. Unless otherwise specified in the applicable pricing supplement, “Federal Funds Rate” means:

(1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” and displayed on Moneyline Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service) (“Telerate Page 120”) or, if not so displayed, on the Bloomberg service (or any successor service) on page FEDL (or any other page as may replace the specified page on that service) (“Bloomberg Page FEDL”), or

(2) if the rate referred to in clause (1) does not so appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date, or

(4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date.

LIBOR. Unless otherwise specified in the applicable pricing supplement, “LIBOR” means:

(1) if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on the particular Interest Determination Date, or

(2) if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on such Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

(3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

(4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents), in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

(5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date.

“LIBOR Currency” means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

“LIBOR Page” means either:

• if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace that page on that service) or, if no such display, the display on the Bloomberg service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service), in each case for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

• if “LIBOR Telerate” is specified in the applicable pricing supplement or neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) or, if no such display, the display on the Bloomberg service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service), in each case for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

Prime Rate. Unless otherwise specified in the applicable pricing supplement, “Prime Rate” means:

(1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan”, or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date, or

(4) if fewer than four rates referred to in clause (3) are so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent, or

(5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

“Reuters Screen US PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) or, if no such display, the display on the Bloomberg service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service), in each case for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate. Unless otherwise specified in the applicable pricing supplement, “Treasury Rate” means:

(1) the rate from the auction held on the particular Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index

Maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) (“Telerate Page 56”) or page 57 (or any other page as may replace that page on that service) (“Telerate Page 57”) or, if not so displayed, on the Bloomberg service (or any successor service) on page AUCK 18 (or any other page as may replace the specified page on that service) (“Bloomberg Page AUCK 18”), or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/ Treasury Bills/ Auction High”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market”, or

(5) if the rate referred to in clause (4) not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market”, or

(6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N 360 - (D × M)	× 100

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Certain Covenants

In addition to the covenants discussed in the accompanying prospectus under the section entitled “Description of Debt Securities,” we are required to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Debt. For purposes of this covenant, the following capitalized terms are defined as follows:

“Total Unencumbered Assets” means the sum of (i) those Undepreciated Real Estate Assets not subject to an encumbrance and (ii) all other assets of United Dominion and its Subsidiaries not subject to encumbrance determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

“Subsidiaries” or “Subsidiary” means a corporation, a limited liability company or a partnership a majority of the outstanding voting stock, limited liability company or partnership interests, as the case may be, of which is owned, directly or indirectly, by United Dominion or by one or more other Subsidiaries of United Dominion. For purposes of this definition, “voting stock” means stock having voting power for the election of directors, managing members or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Undepreciated Real Estate Assets” as of any date means the original cost plus capital improvements of real estate assets of United Dominion and its Subsidiaries determined in accordance with generally accepted accounting principles.

“Unsecured Debt” means debt of United Dominion or any Subsidiary which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of their properties.

Other/ Additional Provisions; Addendum

Any provisions with respect to the notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the Interest Payment Dates, the stated maturity date, any redemption or repayment provisions or any other term relating to the notes, may be modified and/or supplemented as specified under “Other/ Additional Provisions” on the face of the applicable notes or in an addendum relating to the applicable notes, if so specified on the face of the applicable notes, and, in each case, as specified in the applicable pricing supplement.

Discount Notes

We may from time to time offer notes, that we refer to herein as “discount notes,” that have an Issue Price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. Discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a discount note and par is referred to as the “discount.” In the event of redemption, repayment or acceleration of maturity of a discount note, the amount payable to the holder of a discount note will be equal to the sum of:

• the Issue Price (increased by any accruals of discount) and, in the event of any redemption of the applicable discount note, if applicable, multiplied by the Initial

Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable), and

• any unpaid interest accrued on the discount notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

For purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, a discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the discount note and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a discount note (the “Initial Period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code, certain discount notes may not be treated as having original issue discount within the meaning of the Internal Revenue Code, and notes other than discount notes may be treated as issued with original issue discount for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations.”

Indexed Notes

We may from time to time offer notes, referred to herein as “indexed notes,” with the amount of principal, premium and/or interest payable in respect thereof to be determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to one or more indexed currencies or to other items, in each case as specified in the applicable pricing supplement. In certain cases, holders of indexed notes may receive a principal payment on the maturity date that is greater than or less than the principal amount of such indexed notes depending upon the relative value on the maturity date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, and/or interest, if any, payable in respect of indexed notes, certain historical information with respect to the specified indexed item and any material U.S. tax considerations associated with an investment in indexed notes will be specified in the applicable pricing supplement.

Amortizing Notes

We may from time to time offer notes, referred to herein as “amortizing notes,” with the amount of principal thereof and interest thereon payable in installments over their terms. Unless otherwise specified in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of amortizing notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for such amortizing notes.

Book-Entry Notes

We have established a depositary arrangement with The Depository Trust Company with respect to the book-entry notes, the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the book-entry notes will be described in the applicable pricing supplement.

Upon issuance, all book-entry notes of like tenor and terms up to $500,000,000 aggregate principal amount will be represented by a single global security. Each global security representing book-entry notes will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No global security may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or another nominee of the Depositary to a successor of the Depositary or a nominee of a successor to the Depositary.

So long as the Depositary or its nominee is the registered holder of a global security, the Depositary or its nominee, as the case may be, will be the sole owner of the book-entry notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the Beneficial Owners of the global security or securities representing book-entry notes will not be entitled to receive physical delivery of certificated notes and will not be considered the registered holders thereof for any purpose under the indenture, and no global security representing book-entry notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if that Beneficial Owner is not a Participant, on the procedures of the Participant through which that Beneficial Owner owns its interest to exercise any rights of a registered holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global security representing book-entry notes.

Each global security representing book-entry notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the global securities or we become aware that the Depositary has ceased to be a clearing agency registered under the Exchange Act and, in any such case we fail to appoint a successor to the Depositary within 60 calendar days, (ii) we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes or (iii) an Event of Default has occurred and is continuing with respect to the notes under the indenture. Upon any such exchange, the certificated notes shall be registered in the names of the Beneficial Owners of the global security or securities representing book-entry notes, which names shall be provided by the Depositary’s relevant Participants (as identified by the Depositary) to the trustee.

The following is based on information furnished by the Depositary:

The Depositary will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary’s partnership nominee). One fully registered global security will be issued for each issue of book-entry notes, each in the aggregate principal amount of such issue, and will be deposited with the Depositary. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global security will be issued with respect to each $500,000,000 of principal amount and an additional global security will be issued with respect to any remaining principal amount of such issue.

The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (“Participants”) deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary (“Direct Participants”) include securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the Depositary’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Participants are on file with the SEC.

Purchases of book-entry notes under the Depositary’s system must be made by or through Direct Participants, which will receive a credit for such book-entry notes on the Depositary’s records. The ownership interest of each actual purchaser of each book-entry note represented by a global security (“Beneficial Owner”) is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a global security representing book-entry notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a global security representing book-entry notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for such book-entry notes is discontinued.

To facilitate subsequent transfers, all global securities representing book-entry notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary’s nominee, Cede & Co. The deposit of global securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the global securities representing the book-entry notes; the Depositary’s records reflect only the identity of the Direct Participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the Depositary nor Cede & Co. will consent or vote with respect to the global securities representing the book-entry notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to a company as soon as possible after the applicable Record Date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the book-entry notes are credited on the applicable Record Date (identified in a listing attached to the Omnibus Proxy).

Principal, premium, if any, and/or interest, if any, payments on the global securities representing the book-entry notes will be made in immediately available funds to the Depositary. The Depositary’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary’s records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participant and not of the Depositary, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depositary is the responsibility of the company and the trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the book-entry notes of like tenor and terms are being redeemed, the Depositary’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global security or securities representing such book-entry notes, on the Depositary’s records, to the trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on the Depositary’s records.

The Depositary may discontinue providing its services as securities depository with respect to the book-entry notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated notes are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, certificated notes will be printed and delivered.

The information in this section concerning the Depositary and the Depositary’s system has been obtained from sources that we believe to be reliable, but neither we nor any agent takes any responsibility for the accuracy thereof.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the Specified Currency. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents and, with respect to foreign currency notes, is by necessity incomplete. We and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, and premium, if any, and interest, if any, on, their foreign currency notes. These purchasers should consult their own financial and legal advisors with regard to these risks.

Payment of Principal, Premium, if any, and Interest, if any

Unless otherwise specified in the applicable pricing supplement, we are obligated to make payments of principal of, and premium, if any, and interest, if any, on, a foreign currency note in the Specified Currency. Any amounts so payable by us in the Specified Currency will be converted by the exchange rate agent named in the applicable pricing supplement (the “Exchange Rate Agent”) into United States dollars for payment to the registered holders thereof unless otherwise specified in the applicable pricing supplement or a registered holder elects, in the manner described below, to receive these amounts in the Specified Currency.

Any United States dollar amount to be received by a registered holder of a foreign currency note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on that payment date in the aggregate amount of the Specified Currency payable to all registered holders of foreign currency notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the registered holders of foreign currency notes by deductions from any payments. If three bid quotations are not available, payments will be made in the Specified Currency.

Registered holders of foreign currency notes may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest, if any, in the Specified Currency by submitting a written request to the trustee at its corporate trust office in The City of New York on or prior to the applicable Record Date or at least fifteen calendar days prior to the maturity date, as the case may be. This written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. This election will remain in effect until revoked by written notice delivered to the trustee on or prior to a Record Date or at least fifteen calendar days prior to the maturity date, as the case may be. Registered holders of foreign currency notes to be held in the name of a broker or nominee should contact their broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

Unless otherwise specified in the applicable pricing supplement, if the Specified Currency is other than United States dollars, a Beneficial Owner of a global security which elects to receive payments of principal, premium, if any, and/or interest, if any, in the Specified Currency must notify the Participant through which it owns its interest on or prior to the applicable Record Date or at least fifteen calendar days prior to the maturity date, as the case may be, of its election. The applicable Participant must notify the Depositary of its election on or prior to the third business day after the applicable Record Date or at least twelve calendar days prior to the maturity date, as the case may be, and the Depositary will notify the trustee of that election on or prior to the fifth business day after the applicable Record Date or at least ten calendar days prior to the maturity date, as the case may be. If complete instructions are received by the Participant from the applicable Beneficial Owner and forwarded by the Participant to the Depositary, and by the Depositary to the trustee, on or prior to such dates, then the applicable Beneficial Owner will receive payments in the Specified Currency.

We will make payments of the principal of, and premium, if any, and/or interest, if any, on, foreign currency notes which are to be made in United States dollars in the manner specified herein with respect to notes denominated in United States dollars. We will make payments of interest, if any, on foreign currency notes which are to be made in the Specified Currency on an Interest Payment Date other than the maturity date by check mailed to the address of the registered holders of their foreign currency notes as they appear in the Security Register, subject to the right to receive these interest payments by wire transfer of immediately available funds under the circumstances described under “Description of Notes— General.” We will make payments of principal of, and premium, if any, and/or interest, if any, on, foreign currency notes which are to be made in the Specified Currency on the maturity date by wire transfer of immediately available funds to an account with a bank designated at least fifteen calendar days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular foreign currency note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Availability of Specified Currency

If the Specified Currency for foreign currency notes is not available for any required payment of principal, premium, if any, and/or interest, if any, due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to the registered holders of these foreign currency notes by making payments in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent, on the second business day prior to the particular payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

The “Market Exchange Rate” for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

All determinations made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the registered holders of the foreign currency notes.

Judgments

Under current New York law, a state court in the State of New York would be required to render a judgment in respect of a foreign currency note in the Specified Currency, and a judgment in the Specified Currency would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, registered holders of foreign currency notes would be subject to exchange rate fluctuations between the date of entry of a foreign currency judgment and the time when the amount of the foreign currency judgment is paid in United States dollars and converted by the applicable registered holder into the Specified Currency. We have not consented to be sued in New York state court and it is not certain whether a New York state court would otherwise have jurisdiction to enter a binding judgment against us in respect of a foreign currency note. It is also not certain whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

We will indemnify the registered holder of any note against any loss incurred as a result of any judgment or order being given or made for any amount due under the particular Note and that judgment or order requiring payment in a currency (the “Judgment Currency”) other than the Specified Currency, and as a result of any variation between:

• the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of that judgment or order, and

• the rate of exchange at which the registered holder, on the date of payment of that judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section supplements the discussion under the caption “U.S. Federal Income Tax Considerations” in the accompanying prospectus. The following discussion describes the material U.S. federal income tax considerations relating to the ownership and disposition of our notes. Because this is a summary that is intended to address only material U.S. federal income tax consequences generally relevant to all holders relating to the ownership and disposition of our notes, it may not contain all the information that may be important to you. Except as discussed under the caption “General” below, this discussion does not address any aspects of U.S. federal income taxation relating to our election to be taxed as a real estate investment trust. A summary of certain U.S. federal income tax considerations relating to our election to be taxed as a real estate investment trust, or “REIT,” is provided in the accompanying prospectus. The discussion under the caption “General” below supersedes the corresponding discussion under the caption “U.S. Federal Income Tax Considerations— General” in the accompanying prospectus.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of the acquisition, ownership, and disposition of our notes and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the U.S. federal, state,local, foreign, and other tax consequences of such acquisition, ownership, disposition, and election, and regarding potential changes in applicable tax laws.

General

We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 1972. We believe that we have operated in a manner that permits us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Internal Revenue Code. Qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code. Although we intend to continue to operate to satisfy such requirements, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements.

The provisions of the Internal Revenue Code, Treasury Regulations promulgated thereunder and other federal income tax laws relating to qualification and operation as a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and Treasury Regulations thereunder, and administrative and judicial interpretations thereof. Further, the anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

The law firm of Morrison & Foerster LLP has acted as our tax counsel in connection with the filing of this prospectus supplement. In the opinion of Morrison & Foerster LLP, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for each of our taxable years beginning with the taxable year ended December 31, 2000 through our taxable year ended December 31, 2003, and our current organization and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for the taxable year 2004 and thereafter. The opinion of Morrison & Foerster LLP is based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus supplement and a factual certificate provided by one of our officers. Moreover, our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed in the accompanying prospectus, relating to our actual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Morrison & Foerster LLP. Accordingly, neither Morrison & Foerster LLP nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements.

In brief, if certain detailed conditions imposed by the REIT provisions of the Internal Revenue Code are satisfied, entities, such as us, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their “REIT taxable income” that is distributed currently to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investing in corporations.

If we fail to qualify as a REIT in any year, however, we will be subject to U.S. federal income tax as if we were a domestic corporation, and our stockholders will be taxed in the same manner as stockholders of ordinary corporations. In that event, we could be subject to potentially significant tax liabilities, the amount of cash available for distribution to our stockholders could be reduced and we would not be obligated to make any distributions.

Tax Consequences of an Investment in Our Notes

The following summary describes certain material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes as of the date hereof. This discussion does not cover every type of note that we might issue. Any additional U.S. federal income tax considerations relevant to a particular issue of the notes (for example, special considerations relevant to indexed notes, notes providing for contingent payments, or notes denominated in a currency other than the U.S. dollar) will be provided in the pricing supplement for such notes. Except where noted, this summary deals only with notes held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, tax-exempt organizations, individual retirement accounts and other tax deferred accounts, financial institutions, life insurance companies, persons holding notes as a part of a hedging or conversion transaction or a straddle, persons subject to the alternative minimum tax, or persons whose “functional currency” is not the U.S. dollar. Except as otherwise indicated, this disclosure is addressed only to persons who acquire the notes at original issue and does not address the tax consequences to subsequent purchasers of the notes. The discussion below is based upon the current federal income tax laws and interpretations thereof as of the date hereof. Such authorities may be repealed, revoked, or modified, potentially on a retroactive basis, so as to result in federal income tax consequences different from those discussed below. Furthermore, except as otherwise indicated, the following summary does not consider the effect of any applicable foreign, state, local, or other tax laws or estate or gift tax considerations.

If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of the notes.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of the acquisition, ownership, and disposition of the notes. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition, and election, and regarding potential changes in applicable tax laws.

U.S. Holders

As used herein, a “U.S. holder” of a note means a holder that for U.S. federal income tax purposes is:

• a citizen or resident of the United States,

• a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof,

• an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

• a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person.

     Payments of Interest on Notes

Interest paid on a note (including qualified stated interest, as defined below under “Original Issue Discount”) generally will be taxable to a U.S. holder as ordinary income from domestic sources at the time it is paid or accrued, in accordance with the U.S. holder’s regular method of accounting for tax purposes.

     Original Issue Discount

U.S. holders of notes issued with original issue discount will be subject to special tax accounting rules, as described in greater detail below. U.S. holders of such “original issue discount notes” generally must include original issue discount in gross income in advance of the receipt of cash attributable to that income, regardless of the holders’ usual method of tax accounting. However, U.S. holders of original issue discount notes generally will not be required to include separately in income cash payments received on the notes, even if denominated as interest, to the extent those cash payments do not constitute “qualified stated interest.”

Original issue discount generally will arise if the “stated redemption price at maturity” of a note exceeds its “Issue Price” by more than a de minimis amount (generally 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). The “Issue Price” of each note in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public, not including any sales to an underwriter, placement agent or similar person. The “stated redemption price at maturity” of a note is equal to the sum of all payments to be made on the note other than “qualified stated interest.” The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually during the entire term of the note at a single fixed rate that appropriately takes into account the length of the interval between payments.

U.S. holders of original issue discount notes with a maturity upon issuance of more than one year generally must include original issue discount in income on a “constant yield” basis, regardless of their usual method of tax accounting and in advance of the receipt of some or all of the related cash payments. The amount of original issue discount includible in income by the initial U.S. holder of an original issue discount note is the sum of the “daily portions” of original issue discount with respect to the note for each day during the taxable year or portion of the taxable year on which that U.S. holder held such note. This amount is referred to as “accrued original issue discount.” The daily portion is determined by allocating to each day in any “accrual period” (generally, the period between interest payment dates) a pro rata portion of the original issue discount allocable to that accrual period. The amount of original issue discount allocable to any accrual period is an amount equal to the excess, if any, of:

• the product of the note’s “adjusted issue price” at the beginning of the accrual period and its yield to maturity, properly adjusting for the length of the accrual period, over

• the aggregate of all qualified stated interest payments allocable to the accrual period.

The yield to maturity of a note equals the discount rate that, when used to compute the present value of all principal and interest payments under the note, produces a present value equal to the Issue Price of the note. The “adjusted issue price” of a note at the beginning of any accrual period generally is equal to its Issue Price:

• increased by the accrued original issue discount for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below; and

• reduced by any payments made on the note, other than payments of qualified stated interest, on or before the first day of the accrual period, and reduced by previously allocable acquisition or bond premium.

Under these constant yield rules, a U.S. holder will have to include in income increasingly large amounts of original issue discount in successive accrual periods.

Constant Yield Election for All Interest. U.S. holders may elect to treat all interest on any note as original issue discount and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes each of the following, as adjusted by any amortizable bond premium or acquisition premium: stated interest, original issue discount (including de minimis original issue discount), market discount, and de minimis market discount. The election is made for a particular note in the taxable year in which the U.S. holder acquired the note, and may not be revoked without the consent of the Internal Revenue Service. U.S. holders should consult with their own tax advisors about this election.

     Floating Rate Notes

Floating rate notes are subject to special original issue discount rules, generally depending upon the characterization of the floating rate notes as either “variable rate debt instruments” or “contingent payment debt instruments” under applicable Treasury Regulations. Following is a summary of the rules applicable to floating rate notes that are “variable rate debt instruments.” The rules applicable to floating rate notes that are contingent payment debt instruments will be described in the applicable pricing supplement. If you are considering the purchase of floating rate original issue discount notes, you should carefully examine the applicable pricing supplement and should consult your own tax advisors regarding the U.S. federal income tax consequences to you of purchasing, holding and disposing of those notes.

A note generally will be a “variable rate debt instrument” if the note:

• has an Issue Price that does not exceed the total noncontingent principal payments due under the note by more than a specified de minimis amount;

• provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

• does not provide for any contingent principal payments.

A “qualified floating rate” is any variable rate if:

• variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated; or

• it is equal to: (a) the product of a qualified floating rate described above and a fixed multiple that is greater than 0.65 but not more than 1.35; or (b) the product of a qualified floating rate described above and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

A rate is not a qualified floating rate if the rate is subject to one or more restrictions such as a cap or floor, unless such restriction is fixed throughout the term of the note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the note.

An “objective rate” is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based upon objective financial or economic information that is not within the control of the issuer (or a party related to the issuer) and is not unique to the circumstances of the issuer (or a party related to the issuer). A rate is not an “objective rate,” however, if it is reasonably expected that the average value of such rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term. An objective rate is a “qualified inverse floating rate” if:

• the rate is equal to a fixed rate minus a qualified floating rate; and

• variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

If a note provides for stated interest at either a single qualified floating rate or an objective rate, all stated interest on the note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest and the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date of the qualified floating rate or the qualified inverse floating rate or, in the case of any other objective rate, a fixed rate that reflects the reasonably expected yield for the note.

If a note does not provide for stated interest at a single qualified floating rate or objective rate, or at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and original issue discount accruals on the note generally are determined by:

(i) determining a fixed rate substitute for each variable rate provided under the note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note);

(ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

(iii) determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

(iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

If a note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and original issue discount accruals are determined as in the immediately preceding paragraph with the modification that the note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, if the note provides for a qualified inverse floating rate) rather than a fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

If a floating rate note does not qualify as a variable rate debt instrument under applicable Treasury Regulations, then such note will be treated as a contingent payment debt obligation. The proper U.S. federal income tax treatment of floating rate notes that are treated as contingent payment debt obligations will be described in the applicable pricing supplement.

     Optional Redemption

Certain of the notes may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Original issue discount notes containing those features may be subject to rules that differ from the general rules discussed in this prospectus supplement. If you are considering the purchase of original issue discount notes with those features, you should carefully examine the applicable pricing supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to original issue discount will depend, in part, on the particular terms and features of the notes.

     Short-Term Notes

Notes having a term of one year or less are referred to as “short-term notes.” In the case of short-term notes, all payments (including all stated interest) will be included in the stated redemption price at maturity and will not be qualified stated interest. U.S. holders that report income for U.S. federal income tax purposes on the accrual method and certain other U.S. holders are required to accrue discount on these short-term notes as ordinary income on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. The discount will be equal to the excess of the total payments on the obligation over the Issue Price of a short-term note, unless the U.S. holder elects to compute this discount using tax basis instead of Issue Price. In general, individuals and certain other cash method U.S. holders of short-term notes should not be required to include accrued discount in their income currently unless they elect to do so. They may, however, be required to include stated interest in income as the income is received. In the case of a U.S. holder that is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the short-term note will generally be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, a U.S. holder that does not elect to currently include accrued discount in income may be required to defer deductions for a portion of the U.S. holder’s interest expense with respect to any indebtedness attributable to the notes.

     Acquisition Premium; Amortizable Bond Premium

Acquisition Premium. A U.S. holder that purchases an original issue discount note in the initial offering or from another holder for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest will be considered to have purchased that note at an “acquisition premium.” The amount of original issue discount which the U.S. holder must include in its gross income with respect to the note for any taxable year will be reduced (but not below zero) by the portion of the acquisition premium allocable to that year under applicable rules.

Amortizable Bond Premium. A U.S. holder that purchases a note (including a purchase at original issue) for an amount in excess of the sum of all amounts payable on the note after the purchase date other than qualified stated interest will be considered to have purchased the note at a “premium.” If the note purchased is an original issue discount note, that U.S. holder will not be required to include any original issue discount in income. A U.S. holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to qualified stated interest otherwise includible in income under the U.S. holder’s regular accounting method. Special rules apply if the premium allocable to a certain period exceeds the qualified stated interest for that period.

If a U.S. holder does not elect to amortize bond premium on a note, the premium will decrease the gain or increase the loss otherwise recognized on disposition of the note. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

     Market Discount

If you purchase a note that has a term of more than one year for an amount that is less than its Issue Price (or, in the case of a subsequent purchaser, its stated redemption price at maturity), you will be treated as having purchased such note at a “market discount,” unless such market discount is less than a specified de minimis amount. If the market discount rules apply, any gain recognized by the holder upon a sale or other disposition of the note will be treated as ordinary income rather than capital gain to the extent of that portion of the market discount that accrued prior to the disposition.

Under the market discount rules, you will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount which you have not previously included in income and that is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably on a straight-line basis during the period from the date of acquisition to the stated maturity date of the note, unless you elect to accrue market discount on a constant yield basis. Such an election shall apply only to the notes with respect to which you make it and may not be revoked.

You may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness you incurred or maintained to purchase or carry a note with market discount until the stated maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount.

You may elect to include market discount in income currently as it accrues (on either a straight-line or a constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply to you.

Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by you on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

     Sale, Exchange, and Retirement of Notes

Upon the sale, exchange, retirement, or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized upon the disposition (less an amount attributable to any accrued qualified stated interest not previously included in income, which will be taxable as interest income) and such holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will, in general, be the U.S. holder’s cost for that note, increased by original issue discount, market discount or any discount with respect to a short-term note previously included in income by the U.S. holder, and reduced by any amortized premium and any cash payments on the note other than qualified stated interest. Except with respect to notes denominated in currencies other than U.S. dollars or notes that are classified as contingent payment debt instruments, neither of which this summary discusses, and except as described above with respect to certain short-term notes or with respect to market discount, any gain or loss will generally be capital gain or loss. Such gain or loss will be long-term capital gain or loss if, at the time of the disposition, the note has been held for more than one year. Long term capital gains of non-corporate U.S. holders will generally be subject to tax at a maximum rate of 15%.

     Special Rules Applicable to Certain Notes

We will summarize in the applicable pricing supplement the U.S. federal income tax consequences with respect to any notes we may offer that are denominated in currencies other than U.S. dollars, that are contingent payment debt instruments, that provide for payments of principal and interest thereon in installments over the term of the note, or that provide for payments determined with reference to one or more indices.

     Backup Withholding and Information Reporting

Payments of interest and principal on the notes, original issue discount accrued with respect to the notes, and the proceeds received upon the sale or other disposition of the notes may be subject to Internal Revenue Service information reporting and backup withholding tax. Payments to certain U.S. holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. Payments to a non-corporate U.S. holder will be subject to information reporting, and may also be subject to backup withholding tax, if such holder:

• fails to furnish its taxpayer identification number, which for an individual is ordinarily his or her social security number,

• furnishes an incorrect taxpayer identification number,

• is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends, or

• fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and that the Internal Revenue Service has not notified the U.S. holder that it is subject to backup withholding.

A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the U.S. holder’s U.S. federal income tax liability, if any, and will otherwise be refundable, provided that the requisite procedures are followed.

You should consult your tax advisor regarding your qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable.

Non-U.S. Holders

The following is a summary of the U.S. federal tax consequences that will apply to you if you are a non-U.S. holder of notes. The term “non-U.S. holder” means a beneficial owner of a note who or that is not a U.S. holder. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies” and “foreign personal holding companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

     Stated Interest on Notes

Subject to the discussion below concerning backup withholding, no U.S. federal income tax will be imposed with respect to the payment of interest on a note owned by a non-U.S. holder, provided that (1) such non-U.S. holder does not actually or constructively own 10% or more of the total voting power of all classes of our voting stock, (2) such non-U.S. holder is not a controlled foreign corporation (as defined in the federal income tax laws) that is related, directly or indirectly, to us, (3) such non-U.S. holder is not a bank whose receipt of interest on a note is pursuant to a loan agreement entered into in the ordinary course of its business, (4) the interest on the notes is not contingent on our earnings or certain other attributes specified in the applicable rules, and (5) such non-U.S. holder provides us or our withholding agent with appropriate documentation of the non-U.S. holder’s foreign status. The documentation requirement will be met if: (a) you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. holder (which certification may be made on an Internal Revenue Service Form W-8BEN (or a successor form)) or (b) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, that it has received Internal Revenue Service Form W-8BEN from you or from another qualifying financial institution intermediary, and, in certain circumstances, provides a copy of the Internal Revenue Service Form W-8BEN. If the notes are held by or through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

If a non-U.S. holder cannot satisfy the requirements described above, interest payments (including original issue discount) made to such non-U.S. holder will be subject to a 30% tax unless the beneficial owner of the note provides us or our paying agent with a properly executed (1) Internal Revenue Service Form W-8BEN (or successor form) claiming an exemption from withholding or eligibility for a reduced rate under the benefit of a tax treaty or (2) Internal Revenue Service Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the beneficial owner’s conduct of a trade or business in the United States (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder).

If a non-U.S. holder is engaged in a trade or business in the United States and payments (including original issue discount) on a note are effectively connected with the conduct of such trade or business (or, if an income tax treaty applies, attributable to a U.S. permanent establishment of the non-U.S. holder), the non-U.S. holder, although exempt from the 30% withholding tax discussed above, will be subject to U.S. federal income tax on such payments (including original issue discount) at regular graduated rates in the same manner as if it were a U.S. holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower rate specified by treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, payments (including original issue discount) on a note, to the extent included in taxable income, will also be included in such foreign corporation’s earnings and profits.

     Sale, Exchange, and Retirement of Notes

In general, no U.S. federal withholding tax will be imposed with respect to any gain or income realized by a non-U.S. holder upon the sale, exchange, redemption, retirement, or other disposition of a note. However, any such gain or income will be subject to U.S. federal income tax if either (1) such gain or income is effectively connected with a U.S. trade or business of the non-U.S. holder (or, if an income tax treaty applies, attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to U.S. federal income tax on such gain or income at regular graduated rates in the same manner as if it were a U.S. holder and may also, in the case of a corporate holder, be subject to a branch profits tax equal to 30% (or lower applicable treaty rate), or (2) the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are present, in which case the non-U.S. holder will incur a 30% (or lower rate specified by treaty) tax on such gain or income or (3) the gain represents accrued interest or original issue discount, in which case it would be subject to the rules that apply to interest.

     Estate Tax

A note beneficially owned by an individual who at the time of death is a non-U.S. holder will not be subject to U.S. federal estate tax as a result of such individual’s death, provided that such individual does not actually or constructively own 10% or more of the total voting power of all classes of our voting stock and that interest payable on the note is not contingent on our earnings or certain other attributes specified in the applicable rules, and provided that the interest payments with respect to such note, if received at the time of such individual’s death, would not have been effectively connected with the conduct of a U.S. trade or business by such individual.

     Information Reporting and Backup Withholding

Backup withholding will not apply to payments made to a non-U.S. holder of a note if the holder has provided the required certification that it is not a U.S. holder, as described above, unless the payor has actual knowledge that the owner is not a non-U.S. holder. However, certain information reporting may still apply with respect to interest payments even if certification is provided.

Payment of the proceeds of a disposition of a note by a non-U.S. holder made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is not a U.S. holder, as described above, or otherwise establishes an exemption. Generally, Internal Revenue Service information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of a note are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then backup withholding and information reporting generally will apply unless the non-U.S. holder satisfies certification requirements regarding its status as a non-U.S. holder and the broker-dealer has no actual knowledge that the owner is not a non-U.S. holder.

A non-U.S. holder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations.

Due to the complexity of the U.S. federal income tax rules applicable to noteholders, potential investors should consult their tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the notes.

Possible Legislative or Other Actions Affecting Tax Considerations

Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

State and Local Taxes

We and our noteholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our noteholders may not conform to the U.S. federal income tax consequences discussed above.

PLAN OF DISTRIBUTION

Under the terms of a distribution agreement, dated June 17, 2004, we are offering the notes on a continuous basis through or to J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., KeyBanc Capital Markets, a division of McDonald Investments Inc. and Wachovia Capital Markets, LLC, referred to in this prospectus supplement individually as an “agent” or collectively as the “agents”. The agents, individually or in a syndicate, may purchase notes, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. However, we may agree with an agent for that agent to utilize its reasonable efforts on an agency basis on our behalf to solicit offers to purchase notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. We will pay a commission to an agent, ranging from .125% to .750% of the principal amount of each note, depending upon its stated maturity, sold through that agent as our agent, unless otherwise agreed. We will negotiate commissions with respect to notes with stated maturities in excess of 30 years that are sold through an agent as our agent at the time of the related sale.

Any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. An agent may sell notes it has purchased from us as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of notes, the offering price (in the case of notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

The notes will not have an established trading market when issued. Also, the notes will not be listed on any securities exchange. An agent may make a market in the notes, as permitted by applicable laws and regulations, but is not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that a secondary market for any notes will develop, or that any purchaser of notes will be able to sell notes in the future.

Each purchaser of a note will arrange for payment as instructed by the relevant agent. The agents are required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the distribution agreement, on the date of settlement.

Each agent may be deemed to be an “underwriter” within the meaning of the Securities Act. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification. We have agreed to reimburse the agents for certain expenses, including the reasonable fees and disbursements of counsel for the agents.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice. We have the right to accept offers to purchase notes and may reject any proposed purchase of notes as a whole or in part. The agents will have the right, in their discretion reasonably exercised, to reject any offer to purchase notes, as a whole or in part.

In connection with the purchase of notes by an agent, as principal, for resale at a fixed price, such agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Such transactions may consist of bids or purchases of notes for the purpose of pegging, fixing or maintaining the price of the notes. Specifically, such agent may overallot in connection with such offering, creating a syndicate short position. In addition, such agent may bid for and purchase the notes in the open market to cover syndicate short positions or to stabilize, maintain or otherwise affect the price of the notes. Finally, such agent or its syndicate may reclaim selling concessions allowed for distributing of notes in the offering, if such agent repurchases previously distributed notes in the market to cover overallotments or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market level. The agents are not required to engage in any of these activities and may end any of them at any time.

Concurrently with the offering of the notes through the agents, we may issue other securities as contemplated in the accompanying prospectus.

The agents and certain of their affiliates may engage in transactions with and perform services for us and certain of our affiliates in the ordinary course of business. Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC, is trustee under the indenture for the notes.

It is possible that 10% or more of the net proceeds of an offering of notes covered by a pricing supplement will be applied to repayment of a loan or loans made to us by one or more of the agents or any of their respective affiliates. Under the Conduct Rules of the NASD, special considerations apply to a public offering of securities where more than 10% of the net proceeds will be paid to a participating underwriter or any of its affiliates. Therefore, any such offering will be conducted pursuant to Rule 2710(h) of the NASD Conduct Rules.

LEGAL MATTERS

The validity of the notes and certain U.S. federal income tax matters will be passed upon for us by Morrison & Foerster LLP. Certain legal matters will be passed upon for the agents by Sidley Austin Brown & Wood LLP, New York, New York. The opinions of Morrison & Foerster LLP and Sidley Austin Brown & Wood LLP will be conditioned upon, and subject to certain assumptions regarding future action required to be taken by us and the indenture trustee in connection with the issuance and sale of any particular notes, the specific terms of the notes and other matters which may affect the validity of the notes but which cannot be ascertained on the date of such opinions.

PROSPECTUS

$1,500,000,000

Debt Securities

Preferred Stock

Common Stock

         This prospectus contains a general description of the debt and equity securities that we may offer for sale. We may offer these securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. We will provide the specific terms of these securities and the terms of the offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

      Our common stock is quoted on the New York Stock Exchange under the symbol “UDR.”

       Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2004.

      You should only rely on the information contained or incorporated by reference in this prospectus and in the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

      This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell up to $1,500,000,000 aggregate amount of debt securities, preferred stock and common stock, either separately or in units, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of the offering and the securities offered, including the amount, the price and the terms determined at the time of the offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information Filed with the SEC.”

      The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about their public reference room and their copy charges. Our SEC filings and other information concerning us are also available at The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF INFORMATION FILED WITH THE SEC

      The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we incorporate by reference is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus. Our SEC file number is 001-10524.

      We are incorporating by reference the following documents that we have previously filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2003.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

•	Current Reports on Form 8-K and Form 8-K/ A filed with the SEC on January 9, January 13, February 13, February 18, March 12 and May 14, 2004.

•	The description of our capital stock contained in our Registration Statement on Form 8-A/ A filed with the SEC on July 28, 2000, including any amendments or reports filed with the SEC for the purpose of updating such description.

      We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. In no event, however, will any of the information that we disclose under Item 9 or Item 12 of any Current Report on Form 8-K that we may from time to time furnish to the SEC be incorporated by reference into, or otherwise included in, this prospectus.

      You may obtain a copy of any of the documents referred to above without charge by written or oral request to:

United Dominion Realty Trust, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
Attention: Investor Relations
Telephone: (720) 283-6120

      We maintain a web site at www.udrt.com. The reference to our web site does not constitute incorporation by reference of the information contained at the site and you should not consider it a part of this prospectus.

FORWARD-LOOKING STATEMENTS

      This prospectus, including the documents incorporated by reference in this prospectus, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy and rental expense growth. Examples of forward-looking statements also include statements regarding our expectations, beliefs, plans, goals, objectives and future financial or other performance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Such factors include, among other things, unanticipated adverse business developments affecting us or our properties, adverse changes in the real estate markets, and general and local economic and business conditions. Any forward-looking statement speaks only as of the date on which it is made. Except to fulfill our obligations under the federal securities laws, we undertake no obligation to update any such statement to reflect events as circumstances after the date on which it is made.

      Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this prospectus, including the documents incorporated by reference in this prospectus, may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

UNITED DOMINION REALTY TRUST, INC.

      We are a self-administered equity real estate investment trust, or REIT, that owns, acquires, renovates, develops and manages middle-market apartment communities nationwide. At March 31, 2004, our portfolio included 267 communities with a total of 77,259 apartment homes nationwide.

      We have elected to be taxed as a REIT under the Internal Revenue Code of 1986. To continue to qualify as a REIT, we must continue to meet certain tests which, among other things, generally require that our assets consist primarily of real estate, our income be derived primarily from real estate, and that we distribute at least 90% of our REIT taxable income (other than our net capital gain) to our stockholders. As a qualified REIT, we generally will not be subject to federal income taxes on our REIT taxable income to the extent we distribute such income to our stockholders.

      Our principal executive offices are located at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129. The telephone number of our principal executive offices is (720) 283-6120. Our corporate headquarters is located at 400 East Cary Street, Richmond, Virginia 23219. The telephone number of our corporate headquarters is (804) 780-2691.

RECENT DEVELOPMENTS

      Please see the applicable prospectus supplement and our recent public filings for recent developments.

RISK FACTORS

      Investing in our securities involves risks. Before you invest in any of our securities, you should carefully consider the risk factors described under the heading “Factors Affecting Our Business and Prospects” in the section entitled “Business” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus and the accompanying prospectus supplement, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as well as other information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement.

USE OF PROCEEDS

      Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, funding improvements to properties, and acquiring and developing additional properties. Pending application of the net proceeds, we intend to invest the proceeds in interest bearing accounts and short-term, interest bearing securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

	Three Months
	Ended
	March 31,				Years Ended December 31,

	2004		2003		2003		2002		2001		2000		1999

Ratio of earnings to fixed charges	1.46	x	1.34	x	1.39	x	1.07	x	1.15	x	1.14	x	1.33x
Ratio of earnings to combined fixed charges and preferred stock dividends	1.19	x	1.10	x	1.01	x	—		—		—		1.07x

      For the year ended December 31, 2002, the ratio of earnings to combined fixed charges and preferred stock dividend was deficient of achieving a 1:1 ratio by $18.8 million. For the year ended December 31, 2001, the ratio of earnings to combined fixed charges and preferred stock dividend was deficient of achieving a 1:1 ratio by $9.2 million. For the year ended December 31, 2000, the ratio of earnings to combined fixed charges and preferred stock dividend was deficient of achieving a 1:1 ratio by $14.5 million.

      We define “earnings” as:

•	income from continuing operations before extraordinary items, plus

•	the portion of rents that is representative of the interest factor,

•	minority interests,

•	losses on equity investments in joint ventures, and

•	interest on indebtedness.

      We define “fixed charges” as the sum of:

•	interest on indebtedness,

•	capitalized interest, and

•	the portion of rents that is representative of the interest factor.

      Where applicable, we add the amount of our preferred stock dividend.

DESCRIPTION OF DEBT SECURITIES

      The following is a general description of the material terms of our debt securities. We will provide additional terms of our debt securities that we may offer in a prospectus supplement.

      The debt securities that we may offer with this prospectus are governed by documents called “indentures.” We will issue our senior debt securities under an indenture dated as of November 1, 1995, between us and the trustee under the indenture, which is Wachovia Bank, National Association (formerly First Union National Bank of Virginia). We refer to this indenture as the “Senior Indenture.” We will issue our subordinated debt securities under the indenture dated as of August 1, 1994, between us and the trustee under the indenture, which is SunTrust Bank (formerly known as Crestar Bank). We refer to this indenture as the “Subordinated Indenture.” As trustees, Wachovia Bank and SunTrust Bank serve two roles. First, the trustees can enforce your rights against us if we default on the debt securities. Second, the trustees assist in administering our obligations under the debt securities, such as payments of interest.

      Below, we describe the indentures and summarize some of their provisions. However, we have not described every aspect of the debt securities. You should refer to the actual indentures for a complete description of their provisions and the definitions of terms used in them. In this prospectus, we provide only the definitions for some of the more important terms in the indentures. Wherever we refer to defined terms of the indentures in this prospectus or in the prospectus supplement, we are incorporating by reference those defined terms. The Senior Indenture and Subordinated Indenture are exhibits to the registration statement of which this prospectus is a part.

General Terms of Our Debt Securities

      We may offer with this prospectus up to $1,500,000,000 in aggregate principal amount of unsecured debt obligations. However, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, except that the Senior Indenture contains limitations on the amount of indebtedness that we may incur, as described in more detail below.

      The senior debt securities will be unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations and will be subordinated in right of payment to all senior debt.

      Each indenture allows for any one or more series of debt securities to have one or more trustees. Any trustee under either indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Unless this prospectus states differently, each trustee of a series of debt securities may take any action that we may take under the applicable indenture.

      The prospectus supplement will describe the particular terms of each series of debt securities, as well as any modifications or additions to the general terms of the indenture applicable to the series of debt securities. This description will contain all or some of the following as applicable:

•	the title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities,

•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized,

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into our capital stock, or the method for determining the portion,

•	if convertible, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of our capital stock into which the debt securities are convertible,

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities,

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of twelve 30-day months,

•	the place or places where the principal of, and any premium or make-whole amount as defined in each indenture, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon us in respect of the debt securities and the applicable indenture,

•	the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option,

•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation,

•	if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies,

•	whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts,

•	whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at the election of United Dominion or a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable,

•	provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events,

•	any deletions from, modifications of or additions to the events of default or covenants of United Dominion with respect to the debt securities, whether or not the events of default or covenants are consistent with the events of default or covenants set forth in the applicable indenture,

•	whether the debt securities will be issued in certificated or book-entry form,

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture,

•	whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option, and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

      The debt securities may be original issue discount securities, which are debt securities that may provide for less than their entire principal amount to be payable upon declaration of acceleration of their maturity. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the prospectus supplement.

      We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision.

Denominations, Interest, Registration and Transfer

      Unless the applicable prospectus supplement states differently, the debt securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000. Unless the prospectus supplement states otherwise, the debt securities of any series issued in bearer form will be issuable in denominations of $5,000.

      Unless otherwise provided in the applicable prospectus supplement, the trustees will pay the principal of and any premium and interest on the debt securities and will register the transfer of any debt securities at their offices. However, at our option, we may distribute interest payments by mailing a check to the address of each holder of debt securities that appears on the register for the debt securities.

      Any interest on a debt security not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder on the applicable regular record date. This defaulted interest may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest. We will set the special record date and give the holder of the debt security at least 10 days’ prior notice. In the alternative, this defaulted interest may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture.

      Subject to any limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender to the applicable trustee of the debt securities. In addition, subject to any limitations imposed upon debt securities issued in book-entry form, a holder may surrender the debt securities to the trustee for conversion or registration of transfer. Every debt security surrendered for conversion, registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer from the holder. A holder will not have to pay a service charge for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

      If the prospectus supplement refers to any transfer agent, in addition to the applicable trustee that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities.

      Neither we nor the trustees will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption,

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part, or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder’s option, except the portion, if any, of the debt security not to be repaid.

Merger, Consolidation or Sale

      We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

•	either we will be the continuing entity, or the successor entity formed by or resulting from the consolidation or merger or that will have received the transfer of the assets is a person organized and existing under the laws of the United States or any state and will expressly assume payment of the principal of, and any premium or make-whole amount, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each indenture,

•	immediately after giving effect to the transaction and treating any resulting indebtedness that becomes our or any subsidiary’s obligation as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing, and

•	we receive an Officers’ Certificate and legal opinion as to compliance with these conditions.

Covenants Applicable to Our Senior Debt Securities

      The Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of, without duplication:

•	our Total Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC, or, if the filing is not permitted under the Exchange Act, with the trustee, prior to the incurrence of the additional Debt, and

•	the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Debt.

      In addition to the foregoing limitations on the incurrence of Debt, the Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our or any subsidiary’s property if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt on a consolidated basis that is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our or any subsidiary’s property is greater than 40% of our Total Assets.

      In addition to the foregoing limitations on the incurrence of Debt, the Senior Indenture provides that we will not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred will have been less than 1.5, on a pro forma basis after giving effect to the Debt and to the application of the proceeds from the Debt, and calculated on the assumption that:

•	the Debt and any other Debt incurred since the first day of the four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of the period,

•	our repayment or retirement of any other Debt since the first day of the four-quarter period had been incurred, repaid or retired at the beginning of the period, except that, in making the computation, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of the Debt during the period,

•	in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation, and

•	in the case of our acquisition or disposition of any asset or group of assets since the first day of the four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

•	The Subordinated Indenture does not limit the incurrence of Debt.

      The following terms used in the covenants summarized above have the indicated meanings:

      “Acquired Debt” means Debt of a person (i) existing at the time the person becomes a subsidiary or (ii) assumed in connection with the acquisition of assets from the person, in each case, other than Debt incurred in connection with, or in contemplation of, the person becoming a subsidiary or the acquisition. Acquired Debt will be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

      “Annual Service Charge” as of any date means the maximum amount that is payable in any period for interest on, and original issue discount of, our Debt and the amount of dividends that are payable in respect of any Disqualified Stock (as defined below).

      “Capital Stock” means, with respect to any person, any capital stock, including preferred stock, shares, interests, participations or other ownership interests, however designated, of the person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any capital stock.

      “Consolidated Income Available for Debt Service” for any period means Funds From Operations (as defined below) plus amounts that have been deducted for interest on Debt.

      “Debt” of United Dominion or any subsidiary means any indebtedness of United Dominion, or any subsidiary, whether or not contingent, in respect of, without duplication:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments,

•	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by United Dominion or any subsidiary,

•	the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement,

•	the principal amount of all obligations of United Dominion or any subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or

•	any lease of property by United Dominion or any subsidiary as lessee that is reflected on United Dominion’s consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under the first three bullet points above, that any of the items, other than letters of credit, would appear as a liability on United Dominion’s consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of United Dominion or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, debt of another person, other than United Dominion or any subsidiary.

Debt will be deemed to be incurred by us or any subsidiary whenever we or a subsidiary creates, assumes, guarantees or otherwise becomes liable for that Debt.

      “Disqualified Stock” means, with respect to any person, any capital stock of the person that by the terms of the capital stock, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, upon the happening of any event or otherwise:

•	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,

•	is convertible into or exchangeable or exercisable for Debt or Disqualified Stock, or

•	is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of debt securities.

      “Funds From Operations” for any period means income before gains or losses on investments and extraordinary items plus amounts that have been deducted, and minus amounts that have been added, for the following items, without duplication:

•	provision for preferred stock dividends,

•	provision for property depreciation and amortization, and

•	the effect of any adjustments for significant non-recurring items, including any noncash charge resulting from a change in accounting principles in determining income before gains or losses on investments and extraordinary items for the period, as reflected in our financial statements for the period determined on a consolidated basis in accordance with generally accepted accounting principles.

      “Total Assets” as of any date means the sum of:

•	our Undepreciated Real Estate Assets, and

•	all of our other assets determined in accordance with generally accepted accounting principles, but excluding intangibles.

      “Undepreciated Real Estate Assets” as of any date means the original cost plus capital improvements of our real estate assets on the date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

      Except as described above, the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. However, our amended and restated articles of incorporation contain ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT. The Internal Revenue Code generally provides that concentration of more than 50% in value of direct or indirect ownership of our stock in five or fewer individual stockholders during the last six months of any year, or ownership of our stock by fewer than 100 persons on more than a limited number of days during any taxable year, will result in our disqualification as a REIT. Provisions of our amended and restated articles of incorporation that are intended to prevent concentration of ownership may prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of United Dominion that are described in this section, including any addition of a covenant or other provision providing event risk or similar protection.

Covenants Applicable to All Debt Securities

      Existence. Except as described above under “Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights, both under our amended and restated articles of incorporation and statutory, and franchises. However, we will not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities of any series.

      Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that our business may be properly and advantageously conducted at all times. However, we will not be prevented from selling or otherwise disposing of for value our properties in the ordinary course of business.

      Insurance. We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage in an amount at least equal to their then full insurable value with financially sound and reputable insurance companies.

      Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same will become delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our or any subsidiary’s income, profits or property; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our or any subsidiary’s property.

However, we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

      Provision of Financial Information. Whether or not we are subject to Sections 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Sections 13 and 15(d). We will also in any event:

•	within 15 days of each required filing date

•	transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

•	file with the trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

•	if our filing the documents with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder.

Events of Default, Notice and Waiver

      Each indenture provides that the following events are “events of default” with respect to any issued series of debt securities:

•	default for 30 days in the payment of any installment of interest or additional amounts payable on any debt security of the series,

•	default in the payment of the principal of, or any premium or make-whole amount on any debt security of the series at its maturity,

•	default in making any sinking fund payment as required for any debt security of the series,

•	default in the performance of any other covenant of United Dominion contained in the indenture, other than a covenant added to the indenture solely for the benefit of a series of debt securities issued under the indenture other than the series, continued for 60 days after written notice as provided in the indenture,

•	default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us, or by any subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $10,000,000, whether the indebtedness now exists or will later be created, which default will have resulted in the indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without the acceleration having been rescinded or annulled within 10 days after written notice as provided in the indenture,

•	the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against us or any subsidiary in an aggregate amount, excluding amounts covered by insurance, in excess of $10,000,000 and those judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts covered by insurance, in excess of $10,000,000 for a period of 30 consecutive days,

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of United Dominion or any significant subsidiary or for all or substantially all of either of their properties, and

•	any other event of default provided with respect to the series of debt securities.

      The term “significant subsidiary” means each significant subsidiary, as defined in Regulation S-X promulgated under the Securities Act, of United Dominion.

      If an event of default under either indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in their terms, of, and any make-whole amount on, all of the debt securities of that series to be due and payable immediately by written notice to us, and to the trustee if given by the holders. However, at any time after the declaration of acceleration with respect to debt securities of the series, or of all debt securities then outstanding under the applicable indenture, as the case may be, has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of the series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may rescind and annul the declaration and its consequences if:

•	we will have deposited with the trustee all required payments of the principal of and any premium or make-whole amount and interest, and any additional amounts, on the debt securities of the series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus certain fees, expenses, disbursements and advances of the trustee, and

•	all events of default, other than the nonpayment of accelerated principal, or specified portion thereof and any premium or make-whole amount, or interest, with respect to the debt securities of the series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the indenture.

      Each indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to the series and its consequences, except a default:

•	in the payment of the principal of, or any premium or make-whole amount, or interest or additional amounts payable on any debt security of the series, or

•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each affected outstanding debt security.

      Each trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture. However, the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of, or any premium or make-whole amount, or interest or additional amounts payable, on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series, if the trustee considers the withholding to be in the interest of the holders.

      Each indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee for 60 days to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium or make-whole amount, interest on and additional amounts payable with respect to, the debt securities at their respective due dates.

Modification of the Indentures

      We and the applicable trustee may modify and amend either indenture with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture affected by the modification or amendment. However, we must have the consent of the holders of all affected outstanding debt securities to:

•	change the stated maturity of the principal of, or any premium or make-whole amount, or any installment of principal of or interest or additional amounts payable on, any debt security,

•	reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to, any debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security,

•	change the place of payment, or the coin or currency, for payment of principal of, and any premium or make-whole amount, or interest on, or any additional amounts payable with respect to, a debt security,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

•	reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with any provisions of that indenture or any defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture, or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

      The holders of not less than a majority in principal amount of outstanding debt securities issued under either indenture have the right to waive our compliance with some covenants in the indenture.

Subordination

      Upon any distribution to our creditors in a liquidation, dissolution, reorganization or similar proceeding, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all senior debt. Our obligation to make payment of the principal and interest on the subordinated debt securities will not otherwise be affected.

      No payment of principal or interest may be made on the subordinated debt securities at any time if a default on senior debt exists that permits the holders of the senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated debt securities are paid in full, holders will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders have been applied to the payment of senior debt. By reason of this subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities.

      Senior debt is defined in the Subordinated Indenture as the principal of and interest on, or substantially similar payments to be made by United Dominion in respect of, the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed:

•	our indebtedness for money borrowed or represented by purchase-money obligations,

•	our indebtedness evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument,

•	our obligations as lessee under leases of property either made as part of any sale and lease-back transaction to which we are a party or otherwise,

•	indebtedness of partnerships and joint ventures that is included in our consolidated financial statements,

•	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire, and

•	any binding commitment of us to fund any real estate investment or to fund any investment in any entity making a real estate investment, in each case other than the following:

•	any indebtedness, obligation or liability referred to in the above bullet points as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that the indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks pari passu with the subordinated debt securities,

•	any indebtedness, obligation or liability that is subordinated to indebtedness of United Dominion to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, and

•	the subordinated debt securities.

At March 31, 2004, our senior unsecured debt aggregated approximately $1.2 billion.

Discharge, Defeasance and Covenant Defeasance

      Under each indenture, we may discharge certain obligations to holders of any series of debt securities issued under an indenture that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and any premium or make-whole amount, and interest and any additional amounts payable to the date of the deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

      Each indenture provides that, if the provisions of its Article Fourteen are made applicable to the debt securities of or within any series pursuant the indenture, we may elect:

•	“defeasance,” which is to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust, or

•	“covenant defeasance,” which is to be released from our obligations with respect to the debt securities under provisions of each indenture described under “Covenants Applicable to Our Senior Debt Securities” and “Covenants Applicable to All Debt Securities” above, or, if provided pursuant to Section 301 of each indenture, our obligations with respect to any other covenant, and any omission to comply with the obligations will not constitute a default or an event or default with respect to the debt securities.

In either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or currency units or composite currency or currencies in which the debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to the debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

      Such a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel, as specified in each indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax laws occurring after the date of the indenture.

      “Government Obligations” means securities that are:

•	direct obligations of the United States of America or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government that issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or any other government, which, in either case, are not callable or redeemable at the option of the issuer, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

      Unless otherwise provided in the prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of the series is entitled to, and does, elect pursuant to Section 301 of the indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt security, or

•	a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium or make-whole amount, and interest on the debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or cessation of usage based on the applicable market exchange rate.

      “Conversion Event” means the cessation of use of:

•	a currency, currency unit or composite currency, other than the ECU or other currency unit, both by the government of the country that issued the currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community,

•	the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or

•	any currency unit or composite currency other than the ECU for the purposes for which it was established.

      Unless otherwise provided in the prospectus supplement, all payments of principal of, and any premium or make-whole amount, and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.

      If we effect covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. This situation will not apply in the case of an event of default described in the fourth bullet point under “Events of Default, Notice and Waiver” of either indenture, which sections would no longer be applicable to the debt securities or described in the last bullet point under “Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance. However, we would remain liable to make payment of the amounts due at the time of acceleration.

      The prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

      The terms and conditions, if any, upon which the debt securities are convertible into our capital stock will be set forth in the applicable prospectus supplement. The terms will include:

•	whether the debt securities are convertible into capital stock,

•	the conversion price, or its manner of calculation,

•	the conversion period,

•	provisions as to whether conversion will be at the option of the holders or United Dominion,

•	the events requiring an adjustment of the conversion price, and

•	provisions affecting conversion in the event of the redemption of the debt securities.

Book-Entry System

      We may issue the debt securities of a series as one or more fully registered global securities. We will deposit the global securities with, or on behalf of, a depository bank identified in the prospectus supplement relating to the series. We will register the global securities in the name of the depository bank or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by the global security or securities. Until any global security is exchanged in whole or in part for debt securities in definitive certificated form, the depository bank or its nominee may not transfer the global certificate except to each other, another nominee or to their successors and except as described in the applicable prospectus supplement.

      The prospectus supplement will describe the specific terms of the depository arrangement with respect to a series of debt securities that a global security will represent. We anticipate that the following provisions will apply to all depository arrangements.

      Upon the issuance of any global security, and the deposit of the global security with or on behalf of the depository bank for the global security, the depository bank will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions, also referred to as “participants,” that have accounts with the depository bank or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution or placement of the debt securities or by us, if we offer and sell the debt securities directly. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants.

      Ownership of beneficial interests by participants in the global security will be shown by book-keeping entries on, and the transfer of that ownership interest will be effected only through book-keeping entries to, records maintained by the depository bank or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown by book-keeping entries on, and the transfer of that ownership interest among or through the participants will be effected only through book-keeping entries to, records maintained by the participants.

      The laws of some jurisdictions require that some of the purchasers of securities take physical delivery of the securities in definitive certificated form rather than book-entry form. Such laws may impair the ability to own, transfer or pledge beneficial interests in any global security.

      So long as the depository bank for a global security or its nominee is the registered owner of the global security, the depository bank or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as described below or otherwise specified in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have debt securities of the series represented by the global security registered in their names,

•	will not receive or be entitled to receive physical delivery of debt securities of the series in definitive certificated form, and

•	will not be considered the holders thereof for any purposes under the indenture.

      Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository bank and, if the person is not a participant, on the procedures of the participant through which the person directly or indirectly owns its interest, to exercise any rights of a holder under the indenture. The indenture provides that the depository bank may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the indenture.

      We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action that a holder is entitled to give or take under the indenture, the depository bank for the global security would authorize the participants holding the relevant beneficial interest to give notice or take action, and the participants would authorize beneficial owners owning through the participants to give notice or take action or would otherwise act upon the instructions of beneficial owners owning through them.

      Principal and any premium and interest payments on debt securities represented by a global security registered in the name of a depository bank or its nominee will be made to the depository bank or its nominee, as the case may be, as the registered owner of the global security. None of us, the trustee or any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      We expect that the depository bank for any series of debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository bank. We also expect that payments by participants to owners of beneficial interests in the global security or securities held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participants.

      If the depository bank for any series of debt securities represented by a global security is at any time unwilling or unable to continue as depository bank and we do not appoint a successor depository bank within 90 days, we will issue the debt securities in definitive certificated form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive certificated form in exchange for the global security representing the series of debt securities.

      Debt securities of the series issued in definitive certificated form will, except as described in the applicable prospectus supplement, be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form.

Trustees

      Wachovia Bank, National Association is the trustee under the Senior Indenture. SunTrust Bank is the trustee under the Subordinated Indenture. Both Wachovia Bank and SunTrust Bank have lending relationships with us.

DESCRIPTION OF PREFERRED STOCK

      The following description sets forth general terms and provisions of our preferred stock. Specific terms of any series of preferred stock offered by a prospectus supplement will be described in that prospectus supplement. You should review our amended and restated articles of incorporation for a more complete description of the preferences, limitations and relative rights of a particular series of preferred stock.

General

      We are authorized to issue 25,000,000 shares of preferred stock, no par value. The preferred stock is issuable in series designated by our Board of Directors, without further stockholder action and pursuant to our amended and restated articles of incorporation, with the designations, preferences, terms, rights, restrictions, limitations, qualifications, terms and conditions of redemption and other relative rights as the Board of Directors may approve. We currently have four designated series of preferred stock: 8.60% Series B Cumulative Redeemable Preferred Stock, Series C Junior Participating Cumulative Redeemable Preferred Stock, Series D Cumulative Convertible Redeemable Preferred Stock and Series E Cumulative Convertible Preferred Stock. At June 4, 2004, there were outstanding 5,416,009 shares of Series B Preferred Stock, 2,000,000 shares of Series D Preferred Stock and 3,425,217 shares of Series E Preferred Stock. No shares of Series C Preferred Stock have been issued, and we will not issue any shares of Series C Preferred Stock except upon the exercise of rights as described below under “Description of Common Stock — Rights to Purchase Series C Preferred Stock.” We will not issue additional shares of any outstanding series of preferred stock.

      Our preferred stock will have the dividend, liquidation, redemption, conversion and voting rights described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. In an offering of a series of our preferred stock, the prospectus supplement will provide specific terms of the series, including:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered,

•	the price at which the series will be issued,

•	the dividend rate or method of its calculation, the dates on which dividends will be payable and the dates from which dividends will commence to accumulate,

•	any redemption or sinking fund provisions of the series,

•	any conversion provisions of the series, and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the series.

      Our preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to the common stock.

Dividend Rights

      Holders of preferred stock of each series will be entitled to receive, when declared by the Board of Directors, dividends at the rates and on the dates as set forth in the prospectus supplement relating to the series of preferred stock. The rate may be fixed or variable or both and may be cumulative, noncumulative or partially cumulative.

      If the prospectus supplement provides, as long as any shares of preferred stock are outstanding, no dividends will be declared or paid or any distributions be made on the common stock unless the accrued dividends on each series of preferred stock have been fully paid or declared and set apart for payment and we will have set apart all amounts, if any, required to be set apart for all sinking funds, if any, for each series of preferred stock.

      If the prospectus supplement so provides, when dividends are not paid in full upon any series of preferred stock and any other series of preferred stock ranking on a parity as to dividends with the series of preferred stock, all dividends declared upon the series of preferred stock and any other series of preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on the series of preferred stock and the other series will in all cases bear to each other the same ratio that accrued dividends per share on the series of preferred stock and the other series bear to each other.

      Each series of preferred stock will be entitled to dividends as described in the prospectus supplement relating to the series, which may be based upon one or more methods of determination. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

Rights Upon Liquidation

      In the event of any voluntary or involuntary liquidation, dissolution or winding up of United Dominion, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders the amount stated or determined on the basis set forth in the prospectus supplement relating to the series. This distribution may include accrued dividends, if the liquidation, dissolution or winding up is involuntary. If the liquidation, dissolution or winding up is voluntary the distribution may equal the current redemption price per share provided for the series set forth in the prospectus supplement, otherwise than for the sinking fund, if any, provided for the series. Any preferential basis for the distribution will be set forth in the prospectus supplement.

      If, upon any voluntary or involuntary liquidation, dissolution or winding up of United Dominion, the amounts payable with respect to preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with the series of preferred stock are not paid in full, the holders of preferred stock of the series and of the other shares will share ratably in any distribution of our assets in proportion to the full respective preferential amounts to which they are entitled or on such other basis as is set forth in the applicable prospectus supplement. The rights, if any, of the holders of any series of preferred stock to participate in our remaining assets after the holders of other series of preferred stock have been paid their respective specified liquidation preferences upon any liquidation, dissolution or winding up of United Dominion will be described in the prospectus supplement relating to the series.

Redemption

      A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times, the redemption prices and for the types of consideration set forth in the prospectus supplement relating to the series. The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the series that we will redeem in each year commencing after a specified date at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.

      If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert the shares into other classes of our capital stock. The prospectus supplement will set forth the redemption price relating to a particular series of preferred stock.

      Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.

Sinking Fund

      The prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

Conversion Rights

      The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into shares of common stock or another series of preferred stock. The preferred stock will have no preemptive rights.

Voting Rights

      The prospectus supplement relating to a particular series of preferred stock will set forth any voting rights applicable to that series.

Transfer Agent and Registrar

      The prospectus supplement will state our selection for the transfer agent, registrar and dividend disbursement agent for a series of preferred stock. The registrar for shares of preferred stock will send notices to preferred stockholders of any meetings at which holders of preferred stock have the right to vote on any matter.

DESCRIPTION OF COMMON STOCK

      The following is a summary of some of the important terms of our common stock. This summary supplements, updates and, to the extent inconsistent with, supersedes the description of our common stock in our Registration Statement on Form 8-A/ A filed with the SEC on July 28, 2000. The following discussion also summarizes some of the terms of our preferred stock, our stockholder rights plan and Maryland law. None of these summaries or descriptions is complete and all of them are qualified by reference to our amended and restated articles of incorporation, bylaws and stockholder rights plan and the applicable provisions of Maryland law. You should review the applicable Maryland law as well as our amended and restated articles of incorporation and bylaws and our stockholder rights plan for a more complete description of our common stock.

General

      We are authorized to issue 250,000,000 shares of common stock, $1.00 par value per share. As of June 4, 2004, there were 127,890,737 shares of our common stock issued and outstanding and 26,688,443 shares of our common stock reserved for issuance upon exercise of outstanding stock options, convertible preferred stock and operating partnership units exchangeable for our common stock. Our common stock is traded on the New York Stock Exchange under the symbol “UDR.”

      Holders of our common stock have one vote per share and are not entitled to cumulate votes in the election of directors. The holders of our outstanding Series E Cumulative Convertible Preferred Stock are entitled to vote on an “as converted” (one-for-one) basis as a single class in combination with the holders of our common stock at any meeting of stockholders for the election of directors or for any other purpose on which holders of our common stock are entitled to vote. In addition, if we do not pay full cumulative dividends on our outstanding Series D Cumulative Convertible Redeemable Preferred Stock, the holders of the Series D preferred stock shall have all rights to voting entitlements of holders of our common stock, and the Series D preferred stock and common stock shall be a single voting group, until the dividend arrearage is cured. If dividends on our Series B preferred stock are in arrears for six or more consecutive quarterly periods, our board of directors will be increased by two directors and the holders of Series B preferred stock, voting separately as a class with all other series of preferred stock having like voting rights, may vote for the election of two additional directors until the dividend arrearage is cured.

      Holders of our common stock are entitled to receive dividends if, when and as declared by the board of directors out of legally available funds after payment of, or provision for, full cumulative dividends on shares of our preferred stock then outstanding. In the event of our voluntary or involuntary liquidation or dissolution, holders of our common stock are entitled to share ratably in our distributable assets remaining after satisfaction of the prior preferential rights of our preferred stock and the satisfaction of all of our debts and liabilities. Holders of our common stock do not have preemptive rights.

      The dividend and liquidation rights of holders of our common stock are specifically limited by the terms of the outstanding preferred stock, which in general provide that no dividends will be declared or paid on the common stock unless the accrued dividends on each series of outstanding preferred stock have been fully paid or declared and set apart for payment, and that in the event of any liquidation, dissolution or winding up of our company, the holders of each series of outstanding preferred stock will be entitled to receive out of our assets available for distribution to stockholders the liquidation preference of that series before any amount is distributed to common stockholders.

Rights to Purchase Series C Preferred Stock

      Pursuant to our stockholder rights plan, each share of common stock evidences one right to purchase from us one one-thousandth of a share of Series C Junior Participating Cumulative Redeemable Preferred Stock. Except with respect to certain preferential rights, each one one-thousandth of a share of Series C preferred stock is structured to be the equivalent of one share of common stock. The exercise price of the rights is $45.00, subject to adjustment. The rights are not currently exercisable and no shares of Series C preferred stock are currently outstanding.

      The rights will separate from the common stock and a distribution of certificates evidencing the rights will occur upon the earlier of:

•	10 business days following a public announcement that a person or group of related persons has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of common stock, or

•	10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning more than 15% of the outstanding shares of common stock.

      Generally, the rights will become exercisable at the time of the distribution of certificates evidencing the rights as set forth above. The rights will expire at the close of business on February 4, 2008, unless we redeem or exchange them earlier.

      The Series C preferred stock is junior to all other outstanding series of preferred stock in respect of rights to receive dividends and to participate in distributions or payments in the event of our liquidation, dissolution or winding up. The Series C preferred stock is senior to the common stock as to dividends and upon liquidation.

      Holders of shares of the Series C preferred stock will be entitled to receive, if, when and as declared by our board of directors, out of legally available funds, cumulative cash dividends payable quarterly in an amount per share equal to the greater of:

•	$0.01 or

•	1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount, payable in kind, of all non-cash dividends or other distributions, other than dividends payable in shares of common stock, declared on the common stock since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series C preferred stock.

      In the event of any liquidation, dissolution or winding up of United Dominion, the holders of shares of Series C preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, subject to the prior preferential rights of our other preferred stock ranking senior to the Series C preferred stock, a liquidation preference of $1,000 per share, plus accrued and unpaid dividends thereon to the date of payment, which is referred to as the “Series C Preferred Liquidation Preference.” After the payment to the holders of the shares of the Series C preferred stock of the full Series C Preferred Liquidation Preference, the holders of the Series C preferred stock as such shall have no right or claim to any of our remaining assets until the holders of common stock shall have received an amount per share, referred to as the “common adjustment,” equal to the quotient obtained by dividing the Series C Preferred Liquidation Preference by 1,000. Following the payment of the full amount of the Series C Preferred Liquidation Preference and the common adjustment, holders of Series C preferred stock and common stock shall be entitled to receive their ratable and proportionate share of our remaining assets to be distributed in the ratio of 1,000 to 1 with respect to the Series C preferred stock and the common stock, respectively. In the event that there are not sufficient assets available after payment in full of the Series C Preferred Liquidation Preference to permit payment in full of the common adjustment, then the remaining assets shall be distributed ratably to the holders of the common stock.

      The outstanding shares of Series C preferred stock may be redeemed at the option of the board of directors as a whole, but not in part, at any time, or from time to time, at a redemption price per share equal to 1,000 times the Average Market Value of the common stock, plus all accrued and unpaid dividends to and including the date fixed for redemption. The “Average Market Value” is the average of the closing sale prices of a share of the common stock during the 30-day period immediately preceding the date before the redemption date quoted on the Composite Tape for New York Stock Exchange Listed Stocks, or, if the common stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if the common stock is not listed on such exchange, on the principal United States registered securities exchange on which the common stock is listed, or, if the common stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of common stock during such 30-day period on The Nasdaq Stock Market, or if no such quotations are available, the fair market value of a share of common stock as determined by the board of directors in good faith.

      Each share of Series C preferred stock entitles its holder to 1,000 votes on all matters submitted to a vote of our stockholders. The holders of shares of Series C preferred stock and the holders of shares of common stock vote together as one voting group on all those matters.

      Whenever dividends on any shares of Series C preferred stock are in arrears for six or more consecutive quarterly periods, our entire board of directors will be increased by two directors and the holders of Series C preferred stock, voting separately as a class with all other series of preferred stock having like voting rights, may vote for the election of two additional directors of United Dominion until all dividend arrearages have been fully paid.

      The dividend rate on the Series C preferred stock, the common adjustment, the Series C Preferred Redemption Price and the number of votes per share of Series C preferred stock and certain other terms of the Series C preferred stock are all subject to adjustment upon the declaration of any dividend payable in common stock, subdivision of the outstanding common stock or combination of the outstanding shares of common stock into a smaller number of shares.

Dividend Restrictions

      A covenant in our $500 million unsecured revolving credit facility prohibits the payment of dividends and distributions on our common stock in excess of 95% of our “Funds From Operations,” as defined in the credit facility, during any period of four consecutive fiscal quarters. Despite this covenant but except as provided in the following sentence, we may pay dividends required to maintain our qualification as a REIT under the Internal Revenue Code. However, if certain defaults or events of default exist under such facility, this covenant prohibits the payment of dividends and distributions in all circumstances.

Certain Provisions of Maryland Law

      As a Maryland corporation, we are subject to certain restrictions concerning certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder.” Interested stockholders are persons: (i) who beneficially own 10% or more of the voting power of our shares, or (ii) who are affiliates or associates of us who, at any time within the two-year period prior to the date in question, were the beneficial owners of 10% or more of the voting power of our shares. Such business combinations are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of the outstanding voting shares voting together as a single group, and (ii) 66 2/3% of the votes entitled to be cast by holders of the outstanding voting shares other than shares held by the interested stockholder or an affiliate or associate of the interested stockholder with whom the business combination is to be effected, unless, among other things, the corporation’s stockholders receive a minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

      Also under Maryland law, “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are shares of stock which, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	10% or more but less than 33 1/3%,

•	33 1/3% or more but less than a majority, or

•	a majority or more of all voting power.

      Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means, subject to certain exceptions, the acquisition of, ownership of or the power to direct the exercise of voting power with respect to, control shares.

      The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock.

      Under Title 3, Subtitle 8 of the Maryland General Corporation Law, a Maryland corporation that has a class of equity securities registered under the Securities Exchange Act of 1934 and that has at least three independent directors who are not officers or employees of the corporation, are not acquiring persons or related to an acquiring person or not nominated as a director by an acquiring person, may elect in its charter or bylaws or by resolution of its board of directors to be subject to certain provisions of Subtitle 8 that may have the effect of delaying or preventing a change in control of the corporation. These provisions relate to a classified board of directors, removal of directors, establishing the number of directors, filling vacancies on the board of directors and calling special meetings of the corporation’s stockholders. We have not made the election to be governed by these provisions of Subtitle 8 of the Maryland General Corporation Law. However, our amended and restated articles of incorporation and bylaws permit the board of directors to determine the number of directors subject to a minimum number and other provisions contained in such documents.

Restrictions on Ownership and Transfer

      Our amended and restated articles of incorporation contain ownership and transfer restrictions relating to our stock that are designed primarily to preserve our status as a REIT. These restrictions include but are not limited to the following:

•	no person may beneficially own or constructively own shares of our outstanding “equity stock” (defined as stock that is either common stock or preferred stock) with a value in excess of 9.9% of the value of all outstanding equity stock unless our board of directors exempts the person from such ownership limitation, provided that any such exemption shall not allow the person to exceed 13% of the value of our outstanding equity stock;

•	any transfer that, if effective, would result in any person beneficially owning or constructively owning equity stock with a value in excess of a 9.9% of the value of all outstanding equity stock (or such higher value not to exceed 13% as determined pursuant to an exemption from our board of directors) shall be void as to the transfer of that number of shares of equity stock which would otherwise be beneficially owned or constructively owned by such person in excess of such ownership limit; and the intended transferee shall acquire no rights in such excess shares of equity stock;

•	except as provided in the amended and restated articles of incorporation, any transfer that, if effective, would result in the equity stock being beneficially owned by fewer than 100 persons shall be void as to the transfer of that number of shares which would be otherwise beneficially owned or constructively owned by the transferee; and the intended transferee shall acquire no rights in such excess shares of equity stock; and

•	any transfer of shares of equity stock that, if effective, would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code shall be void as to the transfer of that number of shares of equity stock which would cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; and the intended transferee shall acquire no rights in such excess shares of equity stock.

Transfer Agent

      The transfer agent for our common stock is Wells Fargo Shareowner Services, 161 North Concord Exchange, South St. Paul, Minnesota 55075.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of the U.S. federal income tax considerations to us as a REIT which may be material to purchasers of our securities. This summary is based on current law, is for general information only and is not tax advice. The tax treatment of a holder of our debt or equity securities will vary depending upon the terms of the specific securities acquired by such holder, as well as the holder’s particular situation. This discussion does not attempt to address any aspects of U.S. federal income taxation relating to holders of our securities. U.S. federal income tax considerations relevant to holders will be addressed in the applicable prospectus supplement for a particular offering of our debt or equity securities. You are urged to review the applicable prospectus supplement in connection with the purchase of any of our securities, and to consult your own tax advisor regarding the specific tax consequences to you of investing in our securities and of our election to be taxed as a REIT.

General

      We elected to be taxed as a REIT under the U.S. federal income tax laws commencing with our taxable year ended December 31, 1972. We believe that we have operated in a manner that permits us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Internal Revenue Code. Qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code discussed below. Although we intend to continue to operate to satisfy such requirements, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. See “— Failure to Qualify.”

      The provisions of the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder and other U.S. federal income tax laws relating to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the laws that govern the U.S. federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and U.S. Treasury regulations thereunder, and administrative and judicial interpretations thereof. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

      The law firm of Morrison & Foerster LLP has acted as our tax counsel in connection with the filing of this prospectus. In the opinion of Morrison & Foerster LLP dated June 8, 2004, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for each of our taxable years beginning with the taxable year ended December 31, 2000 through our taxable year ended December 31, 2003, and if we continue to be organized and operated after December 31, 2003 in the same manner as we have prior to that date, we will continue to qualify as a REIT. The opinion of Morrison & Foerster LLP dated June 8, 2004, is based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus and a factual certificate provided by one of our officers. Moreover, our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed below, relating to our actual annual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Morrison & Foerster LLP. Accordingly, neither Morrison & Foerster LLP nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements. See “— Failure to Qualify.”

      In brief, if certain detailed conditions imposed by the REIT provisions of the Internal Revenue Code are satisfied, entities, such as us, that invest primarily in real estate and that otherwise would be treated for U.S. federal income tax purposes as corporations, are generally not taxed at the corporate level on their “REIT taxable income” that is distributed currently to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investing in corporations.

      If we fail to qualify as a REIT in any year, however, we will be subject to U.S. federal income tax as if we were a domestic corporation, and our stockholders will be taxed in the same manner as stockholders of ordinary corporations. In that event, we could be subject to potentially significant tax liabilities, the amount of cash available for distribution to our stockholders could be reduced and we would not be obligated to make any distributions.

Taxation of the Company

      In any year in which we qualify as a REIT, in general, we will not be subject to U.S. federal income tax on that portion of our net income that we distribute to stockholders. However, we will be subject to U.S. federal income tax as follows: First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. (However, we can elect to “pass through” any of our taxes paid on our undistributed net capital gains income to our stockholders on a pro rata basis.) Second, under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference. Third, if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, generally other than property held for at least four years, foreclosure property, and property involuntarily converted), such income will be subject to a 100% penalty tax. Fifth, if we should fail to satisfy the 75% or the 95% tests (as discussed below), and have nonetheless maintained our qualification as a REIT because certain other requirements have been satisfied, we will be subject to a 100% penalty tax on the net income attributable to the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 90% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability. Sixth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts distributed. Seventh, if we acquire any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired such asset, then, to the extent of any built-in, unrealized gain at the time of acquisition, such gain generally will be subject to tax at the highest regular corporate rate. Eighth, we may be subject to a penalty tax if our dealings with our taxable REIT subsidiaries (defined below) are not at arm’s length. Finally, as discussed further below, any earnings we derive through a taxable REIT subsidiary will effectively be subject to a corporate level tax.

Requirements for Qualification

      The Internal Revenue Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code) at any time during the last half of each taxable year; and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we were to fail to satisfy condition (6) during a taxable year, that failure would not result in our disqualification as a REIT under the Internal Revenue Code for such taxable year as long as (i) we satisfied the stockholder demand statement requirements described in the succeeding paragraph and (ii) we did not know, or exercising reasonable diligence would not have known, whether we had failed condition (6).

      We believe we have issued sufficient stock with sufficient diversity of ownership to satisfy conditions (5) and (6) above. In this connection, our articles of incorporation restrict the transfer of our stock to assist us in continuing to satisfy the REIT stock ownership requirements. See “Description of Common Stock — Restrictions on Ownership and Transfer of Stock.” Moreover, to evidence compliance with these requirements, we must maintain records which disclose the actual ownership of our outstanding common stock and preferred stock. In fulfilling our obligations to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our stock disclosing the actual owners of such stock. A list of those persons failing or refusing to comply with such demand must be maintained as part of our records. A stockholder failing or refusing to comply with our written demand must submit with its U.S. federal income tax returns a similar statement disclosing the actual ownership of stock and certain other information. We report our net income based on the calendar year.

      Although we intend to satisfy the stockholder demand statement requirements described in the preceding paragraph, our failure to satisfy those requirements will not result in our disqualification as a REIT under the Internal Revenue Code but may result in the imposition of Internal Revenue Service penalties against us.

      We currently have several direct corporate subsidiaries and may have additional corporate subsidiaries in the future. Certain of our corporate subsidiaries will be treated as “qualified REIT subsidiaries” under the Internal Revenue Code. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its outstanding stock and we and the subsidiary do not jointly elect to treat it as a “taxable REIT subsidiary” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the requirements described in this prospectus the subsidiaries in which we own a 100% interest (other than taxable REIT subsidiaries) will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax and our ownership of the stock of such a subsidiary will not violate the REIT asset tests, described below under “— Requirements for REIT Qualification — Asset Tests.”

      In the case of a REIT that is a partner in a partnership, U.S. Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of a partnership shall retain the same character in the hands of a partner qualifying as a REIT for purposes of the REIT qualification tests under the Internal Revenue Code, including satisfying the gross income tests and the asset tests, described below. Thus, our proportionate share of the assets, liabilities and items of income of a partnership in which we own an interest, directly or indirectly, will be treated as our assets, liabilities and items of income for purposes of applying the requirements described below.

     Asset Tests

      At the close of each quarter of our taxable year, we generally must satisfy three tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and government securities (as well as certain temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by us). Second, although the remaining 25% of our assets generally may be invested without restriction, securities in this class generally may not exceed either (1) 5% of the value of our total assets as to any one nongovernment issuer, (2) 10% of the outstanding voting securities of any one issuer, or (3) 10% of the value of the outstanding securities of any one issuer. Third, not more than 20% of the total value of our assets can be represented by securities of one or more “taxable REIT subsidiaries” (described below). In general, securities for purposes of the asset tests may include debt securities, including debt issued by a partnership. However, debt of an issuer will not count as a security for purposes of the 10% value test if the security is “straight debt,” as specially defined for this purpose, and certain other requirements are satisfied.

      We and a corporation in which we own stock may make a joint election for such subsidiary to be treated as a “taxable REIT subsidiary.” The securities of a taxable REIT subsidiary are not subject to the 5% asset test and the 10% vote and value tests described above. Instead, as discussed above, a separate asset test applies to taxable REIT subsidiaries. The rules regarding taxable REIT subsidiaries contain provisions generally intended to insure that transactions between a REIT and its taxable REIT subsidiary occur “at arm’s length” and on commercially reasonable terms. These requirements include a provision that prevents a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level or debt-to-equity ratio. A taxable REIT subsidiary is subject to a corporate level tax on its net taxable income, as a result of which our earnings derived through a taxable REIT subsidiary are effectively subject to a corporate level tax notwithstanding our status as a REIT. In addition, in some cases, a 100% penalty tax is imposed on the REIT if its rental, service or other agreements with its taxable REIT subsidiary are determined not to be on arm’s length terms.

      We have made elections to treat several of our corporate subsidiaries as taxable REIT subsidiaries. We believe that the value of the securities we hold of our taxable REIT subsidiaries does not and will not represent more than 20% of our total assets, and that all transactions between us and our taxable REIT subsidiaries are conducted on arm’s length terms. In addition, we believe that the amount of our assets that are not qualifying assets for purposes of the 75% asset test will continue to represent less than 25% of our total assets and will satisfy the 5% and both 10% asset tests.

     Gross Income Tests

      We must satisfy two separate percentage tests relating to the sources of our gross income for each taxable year. For purposes of these tests, where we invest in a partnership, we will be treated as receiving our share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in our hands as it has in the hands of the partnership. See “— Tax Aspects of Our Investment in Partnerships — General.”

      The 75% Test. At least 75% of our gross income for a taxable year must be “qualifying income.” Qualifying income generally includes (1) rents from real property (except as modified below); (2) interest on obligations collateralized by mortgages on, or interests in, real property; (3) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business (“dealer property”); (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (5) abatements and refunds of real property taxes; (6) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage collateralized by such property (“foreclosure property”); (7) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and (8) income from temporary investments in stock or debt instruments purchased with the proceeds of new capital raised by us.

      Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% test described below) if we, or an owner of 10% or more of our equity securities, directly or constructively owns 10% or more of such tenant (a “related party tenant”), unless the related party tenant is a taxable REIT subsidiary and certain other requirements are satisfied. In addition, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued generally will not qualify as rents from real property (or as interest income) for purposes of the 75% test and 95% test (described below) if it is based in whole or in part on the income or profits of any person. Rent or interest will not be disqualified, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” from whom we derive no revenue or through a taxable REIT subsidiary. The “independent contractor” or taxable REIT subsidiary requirement, however, does not apply to the extent that the services provided by us are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.” For both the related party tenant rules and determining whether an entity qualifies as an independent contractor of a REIT, certain attribution rules of the Internal Revenue Code apply, pursuant to which ownership interests in certain entities held by one entity are deemed held by certain other related entities.

      In general, if a REIT provides impermissible services to its tenants, all of the rent from that property will be disqualified from satisfying the 75% test and 95% test (described below). However, rents will not be disqualified if a REIT provides de minimis impermissible services. For this purpose, services provided to tenants of a property are considered de minimis where income derived from the services rendered equals 1% or less of all income derived from the property (as determined on a property-by-property basis). For purposes of the 1% threshold, the amount treated as received for any service shall not be less than 150% of the direct cost incurred by the REIT in furnishing or rendering the service.

      We do not receive any rent that is based on the income or profits of any person. In addition, we do not own, directly or indirectly, 10% or more of any tenant (other than, perhaps, a tenant that is a taxable REIT subsidiary where other requirements are satisfied). Furthermore, we believe that any personal property rented in connection with our apartment facilities is well within the 15% limit. Finally, we do not provide services, other than within the 1% de minimis exception described above, to our tenants that are not customarily furnished or rendered in connection with the rental of property, other than through an independent contractor or a taxable REIT subsidiary.

      The 95% Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income for a taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends from a corporation (including a taxable REIT subsidiary) and interest on any obligation not collateralized by an interest on real property are included for purposes of the 95% test, but not (except with respect to dividends from a REIT) for purposes of the 75% test. For purposes of determining whether we comply with the 75% and 95% tests, gross income does not include income from “prohibited transactions” (discussed below).

      From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, or options to purchase such items, and futures and forward contracts. To the extent we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

      Our investment in apartment communities generally gives rise to rental income that is qualifying income for purposes of the 75% and 95% gross income tests. Gains on sales of apartment communities, other than from prohibited transactions, as described below, or of our interest in a partnership generally will be qualifying income for purposes of the 75% and 95% gross income tests. We anticipate that income on our other investments will not result in our failing the 75% or 95% gross income test for any year.

      Even if we fail to satisfy one or both of the 75% or 95% tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under certain provisions of the Internal Revenue Code. These relief provisions will generally be available if: (1) our failure to comply was due to reasonable cause and not to willful neglect; (2) we report the nature and amount of each item of our income included in the 75% and 95% tests on a schedule attached to our tax return; and (3) any incorrect information on this schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we will still be subject to a special tax upon the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 90% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

     Annual Distribution Requirements

      To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount equal to at least (A) the sum of (i) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following twelve months if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. If we do not distribute all of our net capital gain or all of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates, as the case may be. (However, we can elect to “pass through” any of our taxes paid on our undistributed net capital gain income to our stockholders on a pro rata basis.) Furthermore, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our net capital gain income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of the amounts actually distributed and the amount of any net capital gains we elected to retain and pay tax on. For these and other purposes, dividends declared by us in October, November or December of one taxable year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

      We believe that we have made timely distributions sufficient to satisfy the annual distribution requirements. It is possible that in the future we may not have sufficient cash or other liquid assets to meet the distribution requirements, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. Further, as described below, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. To avoid any problem with the distribution requirements, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, will borrow funds or issue preferred or common stock to satisfy the distribution requirement. We may be required to borrow funds at times when market conditions are not favorable.

      If we fail to meet the distribution requirements as a result of an adjustment to our tax return by the Internal Revenue Service, we may retroactively cure the failure by paying a “deficiency dividend” (plus applicable penalties and interest) within a specified period.

Prohibited Transaction Rules

      A REIT will incur a 100% penalty tax on the net income derived from a sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business (a “prohibited transaction”). Under a safe harbor provision in the

Internal Revenue Code, however, income from certain sales of real property held by the REIT for at least four years at the time of the disposition will not be treated as income from a prohibited transaction. We believe that none of our assets is held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Although we will attempt to ensure that none of our sales of property will constitute a prohibited transaction, we cannot assure you that none of such sales will be so treated.

Failure to Qualify

      If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will they be required to be made. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations in the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and individual distributees may be eligible for reduced rates of taxation on their distributions under U.S. federal income tax law. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether we would be entitled to such statutory relief.

Tax Aspects of Our Investment in Partnerships

      The following discussion summarizes certain U.S. federal income tax considerations applicable solely to our investment in entities treated as partnerships for U.S. federal income tax purposes. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

     General

      We hold a direct ownership interest in certain partnerships. In general, partnerships are “pass-through” entities which are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include our proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. See “— Taxation of the Company” and “— Requirements for Qualification — Gross Income Tests.” Any resultant increase in our REIT taxable income increases our distribution requirements (see “— Requirements for Qualification — Annual Distribution Requirements”), but is not subject to U.S. federal income tax in our hands provided that such income is distributed to our stockholders. Moreover, for purposes of the REIT asset tests (see “— Requirements for Qualification — Asset Tests”), we include our proportionate share of assets held by the partnerships.

     Tax Allocations with Respect to the Properties

      Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as some of our properties), must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our two material partnership subsidiaries (referred to in this discussion as the “operating partnerships”) have property subject to a book-tax difference. Consequently, the partnership agreement of each of the operating partnerships requires such allocations to be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

      In general, the partners who contributed appreciated assets to an operating partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the operating partnership of the contributed assets (including some of our properties). This will tend to eliminate the book-tax difference over time. However, the special allocation rules under Section 704(c) of the Internal Revenue Code do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale. Thus, the carryover basis of the contributed assets in the hands of the operating partnerships may cause us to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets, in excess of the economic or book income allocated to us as a result of such sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “— Requirements for Qualification — Annual Distribution Requirements.” In addition, the application of Section 704(c) of the Internal Revenue Code to the operating partnerships is not entirely clear and may be affected by authority that may be promulgated in the future.

     Sale of the Properties

      Generally, any gain realized by the operating partnerships on the sale of property held by the operating partnerships will be capital gain, except for any portion of such gain that is treated as certain depreciation or cost recovery recapture. Our share of any gain realized by the operating partnerships on the sale of any “dealer property” generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Prohibited Transaction Rules.” Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The operating partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating their properties, and to make such occasional sales of their properties as are consistent with our investment objectives. Based upon such investment objectives, we believe that in general our properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

Possible Legislative or Other Actions Affecting Tax Considerations

      Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in us.

State and Local Taxes

      We may be subject to state or local taxation in various jurisdictions, including those in which we transact business. Our state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above.

PLAN OF DISTRIBUTION

      We may offer and sell the securities described in this prospectus to or through one or more underwriters or dealers, to one or more investors directly, including through the Internet, through one or more agents, or through a combination of these methods. We may offer and sell the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to prevailing market prices,

•	at varying prices determined at the time of sale, or

•	at negotiated prices.

      Our securities may also be sold in one or more of the following transactions: (1) block transactions in which a broker/ dealer may sell the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction, (2) purchases by a broker/ dealer as principal and resale by the broker/ dealer for its own account pursuant to the applicable prospectus supplement, (3) ordinary brokerage transactions and transactions in which the broker/ dealer solicits purchasers, (4) special offerings, exchange distributions or secondary distributions in accordance with applicable NYSE or other stock exchange rules, and (5) sales “at-the-market” to or through a market maker or into an existing trading market, on an exchange or otherwise.

      Any underwriters, dealers, agents or other persons who participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit realized by them upon resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

      Unless otherwise provided in the applicable prospectus supplement, the obligations of any underwriters to purchase particular securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased. In connection with the sale of our securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. We may authorize underwriters to act as our agents in the offer and sale of our securities upon the terms and conditions set forth in the applicable prospectus supplement. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

      We may grant to underwriters that we use options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the applicable prospectus supplement.

      If we use dealers to assist us in the offer and sale of our securities, we may sell the securities to those dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. We will include the names of the dealers and the terms of any transactions involving the dealers in the applicable prospectus supplement.

      We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Banc of America Securities LLC, Cantor Fitzgerald & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., and Wachovia Capital Markets, LLC may act as agent or underwriter in connection with at-the-market offerings or negotiated transactions involving our common stock.

      We may authorize agents, underwriters and dealers to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date or dates in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be described in the applicable prospectus supplement.

      Each time we use this prospectus to sell securities, we will also provide a prospectus supplement describing the specific terms of the securities, the terms of the offering and the method of distribution of the securities. We will identify in the applicable prospectus supplement any underwriter or agent that we use, the compensation that these underwriters or agents will receive from us or otherwise, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The prospectus supplement will also include information regarding the terms or our relationship with any underwriters or agents, their obligations with respect to the offering, and information regarding the proceeds that we will receive and our expected use of those proceeds.

      We may enter into agreements with underwriters, dealers and agents who agree to assist us in the offer and sale of our securities. Under these agreements, we may agree to indemnify the underwriters, dealers and agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may also agree to contribution relating to any payments that the underwriters, dealers or agents and their controlling persons may be required to make under the securities or other laws.

      Certain persons participating in an offering of our securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of a penalty bid, in connection with the offering.

      Underwriters, dealers or agents and their affiliates may engage in transactions with or perform services for us in the ordinary course of business.

      Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, except for our common stock, which is listed on the NYSE. We may elect to list any new series of debt securities or preferred stock on an exchange, but we are not obligated to do so. Any underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any of the securities.

LEGAL MATTERS

      Certain legal matters with respect to the securities offered by this prospectus will be passed upon for us by Morrison & Foerster LLP. Any agents or underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule for the year ended December 31, 2003, included in our Current Report on Form 8-K filed on May 14, 2004, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Ernst & Young LLP have also audited: (i) the combined statement of revenue and certain expenses of Harbor Greens Apartments, Pinebrook Village Apartments, Huntington Vista Apartments, and Windjammer Apartments for the year ended December 31, 2002, and the statement of revenue and certain expenses of the Inlet Bay at Gateway Apartments for the year ended December 31, 2002, included in our Current Report on Form 8-K filed on January 9, 2004 and also included in our Current Report on Form 8-K/ A filed on February 13, 2004; and (ii) the statement of revenue and certain expenses of Carriage Homes at Wyndham for the year ended December 31, 2002, and the combined statement of revenue and certain expenses of Waterside Towers, Waterside Towers Townhomes and The Commons at Town Square for the year ended December 31, 2002, included in our

Current Report on Form 8-K/ A filed on February 13, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.